Filed pursuant to Rule 433(d)

Registration Statement No. 333-124678

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the base prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the base prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

Dated: February 17, 2006

Term Sheet Supplement

$642,071,000 (Approximate)

MASTR Asset Backed Securities Trust 2006-HE1

(Issuing Entity)

Mortgage Asset Securitization Transactions, Inc.

(Depositor)

UBS Real Estate Securities Inc.

(Seller and Sponsor)

Wells Fargo Bank, N.A.

(Master Servicer, Servicer and Trust Administrator)

JPMorgan Chase Bank, National Association

(Servicer)

Mortgage Pass Through Certificates, Series 2006-HE1

UBS Investment Bank

For use with base prospectus dated June 2, 2005

TABLE OF CONTENTS

RISK FACTORS

FORWARD LOOKING STATEMENTS

DEFINED TERMS

THE MORTGAGE LOANS

STATIC POOL INFORMATION

UNDERWRITING STANDARDS

THE MASTER SERVICER, TRUST ADMINISTRATOR AND CUSTODIAN

THE SERVICERS

THE POOLING AND SERVICING AGREEMENT

FEDERAL INCOME TAX CONSEQUENCES

ERISA CONSIDERATIONS

LEGAL INVESTMENT

GLOSSARY OF TERMS

ANNEX I - INITIAL MORTGAGE LOAN STATISTICAL INFORMATION

ANNEX I - INITIAL MORTGAGE LOAN STATISTICAL INFORMATION

RISK FACTORS

Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the certificates speculative or risky. In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the loans. Therefore, you should carefully consider the risk factors relating to the loans.

Unpredictability of Prepayments and Effect on Yields

Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

•	If you purchase your certificates at a discount and principal is repaid slower than you assume, then your yield may be lower than you anticipate.
•	If you purchase your certificates at a premium and principal is repaid faster than you assume, then your yield may be lower than you anticipate.
•

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the mortgage rates on the related mortgage loans. In addition, if prevailing interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate and adjustable-rate mortgage loans may decrease. Furthermore, adjustable-rate mortgage loans may prepay at different rates and in response to different factors than fixed-rate mortgage loans; the inclusion of both types of mortgage loans in the mortgage pool may increase the difficulty in analyzing possible prepayment rates.

•

Approximately 71.35% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one to three years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

•

The related originator or the seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

•

The party designated in the pooling and servicing agreement may purchase all of the mortgage loans and any REO properties and retire the certificates when the aggregate principal balance of the mortgage loans and any REO properties is equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

•	If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.
•

As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization and amounts received under the Interest Rate Swap Agreements or the Interest Rate Cap Agreement as described herein, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the Class A Certificates and the Mezzanine Certificates and will influence the yield on such certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on such certificates.

•

The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the Class A Certificates and the Mezzanine Certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level. In addition, if the Class A Certificates are entitled to distributions of principal at any time that overcollateralization is required to be restored to the required level, then the amounts available for such purpose will be allocated among the Class A Certificates on a pro rata basis based on the amount of principal actually received on the related mortgage loans for the related distribution date. This, as well as the relative sizes of any loan groups, may magnify the prepayment effect on the Class A Certificates caused by the relative rates of prepayments and defaults experienced by the related mortgage loans.

Terrorist Attacks and Military Action Could Adversely Affect the Yield on the Offered Certificates

The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans. In accordance with the servicing standard set forth in the pooling and servicing agreement, the servicers may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by past and possible future events.

In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Servicemembers Civil Relief Act (the “Relief Act”). See “Certain Legal Aspects of Mortgage Loans—Servicemembers Civil Relief Act” in the base prospectus. Certain shortfalls in interest collection arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the servicers, the master servicer, any subservicer or any bond guaranty insurance policy.

Interest Only Mortgage Loans

Approximately 25.39% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) of the mortgage loans require the related borrowers to make monthly payments only of accrued interest for the first 36, 60 or 120 months following origination. After such interest-only period, each such borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully prior to its final payment date. If the monthly payment increases, a related borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments may be made or advanced on such mortgage loans for 36, 60 or 120 months following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal distributions may reduce the return on an investment in the offered certificates that are purchased at a discount.

Second Lien Loan Risk

Approximately 11.12% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicers may write off the entire balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the servicers would determine foreclosure to be uneconomical in the case of such mortgage loans. The rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Silent Second Lien Risk

Approximately 35.38% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are subject to a second lien mortgage loan which may or may not be included in the trust. The weighted average loan-to-value ratio of such mortgage loans at origination is approximately 79.57% and the weighted average combined loan-to-value ratio of such mortgage loans at origination (including the second lien) is approximately 98.86%. With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a silent second lien since mortgagors have less equity in the mortgaged property. In addition, a default may be declared on the second lien loan, even though the first lien is current, which would constitute a default on the first lien loan. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

Balloon Loan Risk

Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, the servicers will make limited advances as described in the pooling and servicing agreement. Approximately 6.13% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are balloon loans.

Credit Scores May Not Accurately Predict the Performance of the Mortgage Loans

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default over a two-year time period. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Potential Inadequacy of Credit Enhancement for the Class A Certificates and Mezzanine Certificates

The credit enhancement features of the transaction are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Mezzanine Certificates, will receive regular distributions of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to make distributions on your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicers, the master servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered. If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, particularly if the credit enhancement in the transaction, is not enough to protect your certificates from these losses.

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization

The weighted average of the mortgage rates on the mortgage loans (net of certain fees and expenses, including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment, other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) is expected to be higher than the pass-through rates on the Class A Certificates and Mezzanine Certificates. The mortgage loans are expected to generate more interest than is needed to distribute interest owed on the Class A Certificates and Mezzanine Certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

•

Every time a mortgage loan is prepaid in full, liquidated or written off, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•

If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Class A Certificates and Mezzanine Certificates.

•

The fixed-rate mortgage loans have mortgage rates that are fixed and will not adjust based on any index and the adjustable-rate mortgage loans have mortgage rates that adjust based on an index that is different from the index used to determine the pass-through rates on the Class A Certificates and Mezzanine Certificates. In addition, (i) the first adjustment of the rates for approximately 88.62% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date) will not occur until two years after the date of origination, (ii) the first adjustment of the rates for approximately 2.22% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date) will not occur until three years after the date of origination and (iii) the first adjustment of the rates for approximately 0.57% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date) will not occur until five years after the date of origination. As a result, the pass-through rate on the Class A Certificates and Mezzanine Certificates may increase relative to the mortgage rates on the mortgage loans, or may remain constant as the mortgage rates on the adjustable-rate mortgage loans decline. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the Class A Certificates and Mezzanine Certificates.

•

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

Effect of Mortgage Rates on the Certificates

The Class A Certificates and Mezzanine Certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to a limit. The limit on the pass-through rates for the Class A Certificates and the Mezzanine Certificates is based on the weighted average of the mortgage rates on the mortgage loans, net of certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Termination Trigger Event).

The adjustable-rate mortgage loans have mortgage rates that adjust based on six-month LIBOR. The adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and will have the first adjustment to their mortgage rates generally six months, one year, two years, three years or five years after the origination thereof. The fixed-rate mortgage loans have mortgage rates that will not adjust. As a result of the limit on the pass-through rates on the Class A Certificates and the Mezzanine Certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margin.

A variety of factors could limit the pass-through rates on the Class A Certificates and the Mezzanine Certificates. Some of these factors are described below:

•

The pass-through rates for the Class A Certificates and the Mezzanine Certificates adjust monthly while the mortgage rates on the adjustable-rate mortgage loans adjust less frequently and the mortgage rates on the fixed-rate mortgage loans do not adjust. Furthermore, the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates generally six months, one year, two years, three years or five years following their origination. Consequently, the limit on the pass-through rates on the Class A Certificates and the Mezzanine Certificates may prevent any increases in the pass-through rates on such certificates for extended periods in a rising interest rate environment.

•

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the pass-through rates on the Class A Certificates and the Mezzanine Certificates are more likely to be limited.

•

The index used to determine the mortgage rates on the adjustable-rate mortgage loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on the adjustable-rate mortgage loans may decline while the pass-through rates on the Class A Certificates and Mezzanine Certificates are stable or rising. It is also possible that the mortgage rates on the adjustable-rate mortgage loans and the pass-through rates on the Class A Certificates and Mezzanine Certificates may both decline or increase during the same period, but that the pass-through rates on the Class A Certificates and Mezzanine Certificates may decline more slowly or increase more rapidly.

If the pass-through rates on the Class A Certificates or the Mezzanine Certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of these certificates on such distribution date or future distribution dates to the extent that on such distribution date or future distribution dates there is sufficient available funds remaining after certain other distributions on the Class A Certificates and the Mezzanine Certificates and the payment of certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Termination Trigger Event).

Amounts distributed on the Class A Certificates and Mezzanine Certificates in respect of such shortfalls may be supplemented by the Interest Rate Swap Agreements (to the extent that the floating payment by the Swap Provider exceeds the fixed payment by the trust on any distribution date and such amount is available in the priority described in the term sheet) or the Interest Rate Cap Agreement (to the extent that one-month LIBOR exceeds the low strike as set forth therein and such amount is available in the priority described in the term sheet. However, the amount received from the Swap Provider under the Interest Rate Swap Agreement may be insufficient to pay the holders of the applicable certificates the full amount of interest which they would have received absent the limitations of the rate cap.

Risks Associated with the Mezzanine Certificates

The weighted average lives of, and the yields to maturity on, the Mezzanine Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date, any Net Swap Payment received under the Interest Rate Swap Agreements and any amounts received under the Interest Rate Cap Agreement, will reduce the certificate principal balance of the class of Mezzanine Certificate then outstanding with the highest numerical class designation. As a result of such reductions, less interest will accrue on such class of Mezzanine Certificates than would otherwise be the case. Once a realized loss is allocated to a Mezzanine Certificate, no principal or interest will be distributable with respect to such written down amount (except in the case of subsequent recoveries). However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of the Mezzanine Certificates according to the priorities set forth in the term sheet.

Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least March 2009 or during any period in which delinquencies or realized losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loans.

In addition, the multiple class structure of the Mezzanine Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in the term sheet, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, the Class CE Certificates, Net Swap Payments received under the Interest Rate Swap Agreements, amounts received under the Interest Rate Cap Agreement or a class of Mezzanine Certificates with a higher numerical class designation. Furthermore, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Prepayment Interest Shortfalls and Relief Act Shortfalls

When a mortgage loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next distribution date. The servicers are required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of such servicer’s servicing fee for the related calendar month. In addition, certain shortfalls in interest collections arising from the application of the Relief Act will not be covered by the servicers or the master servicer.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by the servicers will be allocated, first, to the interest distribution amount with respect to the Class CE Certificates, and thereafter, to the monthly interest distributable amounts with respect to the Class A Certificates and Mezzanine Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the Class A Certificates and Mezzanine Certificates will not be entitled to reimbursement for any such interest shortfalls. If these shortfalls are allocated to the Class A Certificates and Mezzanine Certificates, the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Principal Balance of Mortgage Loans

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds distributable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss

Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80.00% or below. Approximately 26.93% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) had loan-to-value ratios (or combined loan-to-value ratios with respect to second lien mortgage loans) in excess of 80.00%, but no more than 100.00% at origination. Additionally, the originator’s determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties.

Geographic Concentration

The charts presented in the term sheet list the states with the highest concentrations of mortgage loans. Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

•	Economic conditions in states with high concentrations of mortgage loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.
•

Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in loan-to-value ratios.

•

Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Hurricanes May Pose Special Risks

During the late summer of 2005, Hurricane Katrina and Hurricane Rita caused catastrophic damage to areas in the Gulf Coast region of the United States. The seller will represent and warrant as of the closing date that each mortgaged property is free of material damage and in good repair. In the event of a breach of that representation and warranty that materially and adversely affects the value of such Mortgage Loan, the seller will be obligated to repurchase or substitute for the related mortgage loan. Any such repurchase would have the effect of increasing the rate of principal distributions on the Class A Certificates and Mezzanine Certificates. Any damage to a mortgaged property that secures a mortgage loan in the trust fund occurring as a result of any other casualty event occurring after the closing date (including, but not limited to, other hurricanes) will not cause a breach of this representation and warranty.

The full economic impact of Hurricane Katrina and Hurricane Rita is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. We have no way to determine the particular nature of such economic effects, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the Class A Certificates or Mezzanine Certificates or impact the weighted average lives of such certificates.

Bankruptcy of Borrowers May Adversely Affect Distributions on Certificates

The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the mortgaged properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted mortgage loans. As a consequence, borrowers who have defaulted on their mortgage loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their mortgage loans. As a result, these mortgage loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;
•

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to each borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans.

Each originator or the seller will represent that as of the closing date, each mortgage loan is in compliance with applicable federal, state and local laws and regulations. In the event of a breach of such representation, the related originator or seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described under “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” in this term sheet supplement.

High Cost Loans

None of the mortgage loans are “High Cost Loans” within the meaning of the Homeownership Act or any state or local law, ordinance or regulation similar to the Homeownership Act. See “Certain Legal Aspects of Residential Loans—Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders” in the base prospectus.

In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The originator’s failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the seller will be required to purchase such mortgage loan from the trust.

See “Certain Legal Aspects of Residential Loans—Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders” in the base prospectus.

The Certificates Are Obligations of the Trust Only

The Class A Certificates and the Mezzanine Certificates will not represent an interest in or obligation of the depositor, the originator, the sponsor, the servicers, the master servicer, the trust administrator, the trustee or any of their respective affiliates. None of the Class A Certificates, the Mezzanine Certificates or the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the originator, the sponsor, the servicers, the master servicer, the trust administrator, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust and proceeds from the Net WAC Rate Carryover Reserve Account will be the sole source of distributions on the Class A Certificates and the Mezzanine Certificates, and there will be no recourse to the depositor, the originator, the sponsor, the servicers, the master servicer, the trust administrator, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided to the Class A Certificates and the Mezzanine Certificates.

The Interest Rate Swap Agreements and the Swap Providers

Any amounts received from a Swap Provider under the related Interest Rate Swap Agreement will be applied as described in the term sheet to pay interest shortfalls and basis risk shortfalls, maintain the required level of overcollateralization and cover losses. However, no amounts will be payable by a Swap Provider unless the floating amount owed by such Swap Provider on a distribution date exceeds the fixed amount owed to such Swap Provider on such distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the related Interest Rate Swap Agreement) generally exceeds the rate applicable to the related Interest Rate Swap Agreement as set forth in the term sheet. No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain the required level of overcollateralization or to cover interest shortfalls, basis risk shortfalls and losses on the mortgage loans. Any net payment payable to a Swap Provider under the terms of the related Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the schedule on which payments due under the related Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the related Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Class A Certificates and Mezzanine Certificates. In addition, any Swap Termination Payment payable to a Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) in the event of early termination of the related Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders.

Upon early termination of an Interest Rate Swap Agreement, the trust or the related Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the related Interest Rate Swap Agreement. In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders. This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the trust before such effects are borne by the Class A Certificates and one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment.

To the extent that distributions on the Class A Certificates and Mezzanine Certificates depend in part on payments to be received by the trust under the Interest Rate Swap Agreements, the ability of the trust administrator to make such distributions on such certificates will be subject to the credit risk of the Swap Provider to the related Interest Rate Swap Agreement.

Lack of Liquidity

The underwriter intends to make a secondary market in the offered certificates, but has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Rights of Beneficial Owners May Be Limited by Book Entry System

Ownership of the offered certificates will be registered electronically with the Depository Trust Company. The lack of physical certificates could:

•	result in distribution delays on the offered certificates because the trust administrator will be sending distributions on the certificates to the Depository Trust Company instead of directly to you;
•	make it difficult to pledge the offered certificates if physical certificates are required by the party demanding the pledge; and
•	hinder the ability to resell the offered certificates because some investors may be unwilling to buy certificates that are not in physical form.

Rights of the NIMS Insurer

Pursuant to the terms of the pooling and servicing agreement, unless there exists a NIMS Insurer Default, such NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the Class A Certificates and Mezzanine Certificates, without the consent of such holders, and the holders of the Class A Certificates and Mezzanine Certificates may exercise such rights only with the prior written consent of such NIMS Insurer: (i) the right to provide notices of servicer defaults or master servicer defaults and the right to direct the termination of the rights and obligations of the servicers or the master servicer under the pooling and servicing agreement in the event of a default by the servicers or the master servicer; (ii) the right to remove the trustee or the trust administrator or any co-trustee or custodian pursuant to the pooling and servicing agreement; and (iii) the right to direct the trust administrator to make investigations and take actions pursuant to the pooling and servicing agreement. In addition, unless a NIMS Insurer Default exists, such NIMS Insurer’s consent will be required prior to, among other things, (i) the removal or replacement of the servicers, the master servicer, any successor servicer or successor master servicer, the trust administrator or the trustee, (ii) the appointment or termination of any subservicer or co-trustee or (iii) any amendment to the pooling and servicing agreement.

Investors in the offered certificates should note that:

•	any insurance policy issued by the NIMS Insurer, if any, will not cover, and will not benefit in any manner whatsoever, the offered certificates;
•	the rights to be granted to the NIMS Insurer, if any, are extensive;

•

the interests of the NIMS Insurer, if any, may be inconsistent with, and adverse to the interests of the holders of the offered certificates and the NIMS Insurer, if any, has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of such NIMS Insurer’s rights;

•

such NIMS Insurer’s exercise of the rights and consents set forth above may negatively affect the offered certificates and the existence of such NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the offered certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings; and

•	there may be more than one series of notes insured by the NIMS Insurer and the NIMS Insurer will have the rights set forth herein so long as any such series of notes remain outstanding.

Nature of the Mortgage Loans

The mortgage loans in the trust were originated in accordance with the originator’s underwriting guidelines described herein without regard to whether such mortgage loans would be acceptable for purchase by Fannie Mae or Freddie Mac. As a result, delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that are originated in a more traditional manner. As a result of the use of such underwriting standards, in the event the mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

Reduction or Withdrawal of Ratings

Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Suitability of the Offered Certificates as Investments

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly distributions or distribution on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

FORWARD LOOKING STATEMENTS

We use certain forward looking statements herein. These forward looking statements are found in the material, including each of the tables, set forth under “Risk Factors”. Forward looking statements are also found elsewhere herein and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date hereof. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

(1)	economic conditions and industry competition;
(2)	political and/or social conditions; and
(3)	the law and government regulatory initiatives.

We will not update or revise any forward looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

DEFINED TERMS

We define and use capitalized terms herein to assist you in understanding the terms of the offered certificates and this offering. We define the capitalized terms we use herein under the caption “Glossary of Terms” herein.

THE MORTGAGE LOANS

All of the Mortgage Loans will be secured by first or second mortgages or deeds of trust or other similar security instruments which create first or second liens on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units.

The Mortgage Loans will generally consist of mortgages to subprime borrowers. A description of the underwriting standards used by the originator to originate the Mortgage Loans are set forth under “Underwriting Standards” below.

The Mortgage Loans are subject to the “due-on-sale” provisions included therein which provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.

Approximately 69.61% of the Mortgage Loans were originated by Fremont Investment & Loan (“Fremont”) and approximately 27.68% of the Mortgage Loans were originated by Novelle Financial Services, Inc. (“Novelle”). The remaining loans were originated by First Street Financial, Inc., DreamHouse Mortgage Corp., Equity Financial Inc. and National City Mortgage Co.

STATIC POOL INFORMATION

The depositor will make available any material static pool information as required under the SEC’s rules and regulations on a website on the world wide web. The static pool information material to this offering of certificates is located at http://www.ubs.com/regulationab.

The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

UNDERWRITING STANDARDS

The mortgage loans were originated or acquired by the related originator in accordance with the underwriting guidelines established by it. The following is a general summary of the underwriting guidelines for Fremont and Novelle believed by the depositor to have been generally applied, with some variation, by Fremont for the mortgage loans originated by it and Novelle for the mortgage loans originated by it. This summary does not purport to be a complete description of the underwriting standards of the Fremont or any other originator.

Fremont’s Underwriting Standards

Substantially all of the mortgage loans originated by Fremont are based on loan application packages submitted through licensed mortgage brokers. These brokers must meet minimum standards set by Fremont based on an analysis of the following information submitted with an application for approval: applicable state license (in good standing), signed broker application and agreement, and signed broker authorization. Once approved, licensed mortgage brokers are eligible to submit loan application packages in compliance with the terms of a signed broker agreement.

Mortgage loans are underwritten in accordance with Fremont’s current underwriting programs , referred to as the Scored Programs (“Scored Programs”), subject to various exceptions as described in this section. Fremont began originating mortgage loans pursuant to Scored Programs in 2001 and the Scored Programs have been the exclusive type of origination programs beginning in 2004. Fremont’s underwriting guidelines are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. The Scored Programs assess the risk of default by using Credit Scores obtained from third party credit repositories along with, but not limited to, past mortgage payment history, seasoning on bankruptcy and/or foreclosure and loan-to-value ratios as an aid to, not a substitute for, the underwriter’s judgment. All of the mortgage loans in the mortgage pool were underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market.

The Scored Programs were developed to simplify the origination process. In contrast to assignment of credit grades according to traditional non-agency credit assessment methods, i.e., mortgage and other credit delinquencies, the Scored Programs rely upon a borrower’s Credit Score, mortgage payment history and seasoning on any bankruptcy/foreclosure initially to determine a borrower’s likely future credit performance. Licensed mortgage brokers are able to access Credit Scores at the initial phases of the loan application process and use the Credit Score to determine the interest rates a borrower may qualify for based upon Fremont’s Scored Programs risk-based pricing matrices. Final loan terms are subject to approval by Fremont.

Under the Scored Programs, Fremont requires credit reports for each borrower, using the Credit Score of the primary borrower (the borrower with the highest percentage of total income) to determine program eligibility. Credit Scores must be requested from each national credit repository. For the purpose of determining program eligibility,

•	if Credit Scores are available from all three credit repositories, the middle of the three Credit Scores is used,

•	if Credit Scores are available from only two of the repositories, the lower of the two Credit Scores is used, and

•

if a single Credit Score is available, the single Credit Score will be used; however, potential borrowers with a single Credit Score will not qualify for loan amounts in excess of $750,000, loans with loan-to-value ratios in excess of 90% or 80% (depending on type of program) and second mortgage loans with loan-to-value ratios in excess of 5%.

Generally, the minimum applicable Credit Score allowed is 500, however borrowers with no Credit Scores are not automatically rejected and may be eligible for certain loan programs in appropriate circumstances.

All of the mortgage loans were underwritten by Fremont’s underwriters having the appropriate approval authority. Each underwriter is granted a level of authority commensurate with their proven judgment, experience and credit skills. On a case by case basis, Fremont may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below is nonetheless qualified to receive a loan, i.e., an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt to income ratio, substantial liquid assets, good credit history, stable employment and time in residence at the applicant’s current address. It is expected that a substantial portion of the mortgage loans may represent such underwriting exceptions.

There are three documentation types, Full Documentation (“Full Documentation”), Easy Documentation (“Easy Documentation”) and Stated Income (“Stated Income”). Fremont’s underwriters verify the income of each applicant under various documentation types as follows: under Full Documentation, applicants are generally required to submit verification of stable income for the periods of one to two years preceding the application dependent on credit profile; under Easy Documentation, the borrower is qualified based on verification of adequate cash flow by means of personal or business bank statements; under Stated Income, applicants are qualified based on monthly income as stated on the mortgage application. The income is not verified under the Stated Income program; however, the income stated must be reasonable and customary for the applicant’s line of work.

Fremont originates loans secured by 1-4 unit residential properties made to eligible borrowers with a vested fee simple (or in some cases a leasehold) interest in the property. Fremont’s underwriting guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and require an appraisal of the mortgaged property, and if appropriate, a review appraisal. Generally, initial appraisals are provided by qualified independent appraisers licensed in their respective states. Review appraisals may only be provided by appraisers approved by Fremont. In some cases, Fremont relies on a statistical appraisal methodology provided by a third-party. Qualified independent appraisers must meet minimum standards of licensing and provide errors and omissions insurance in states where it is required to become approved to do business with Fremont. Each uniform residential appraisal report includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be a desk review, field review or an automated valuation report that confirms or supports the original appraiser’s value of the mortgaged premises.

Fremont requires title insurance on all first mortgage loans, which are secured by liens on real property. Fremont also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related loan or the replacement cost of the property, whichever is less.

Fremont conducts a number of quality control procedures, including a post-funding review as well as a full re-underwriting of a random selection of loans to assure asset quality. Under the funding review, all loans are reviewed to verify credit grading, documentation compliance and data accuracy. Under the asset quality procedure, a random selection of each month’s originations is reviewed. The loan review confirms the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing review findings and level of error is sent monthly to each loan production office for response. The review findings and branch responses are then reviewed by Fremont’s senior management. Adverse findings are tracked monthly. This review procedure allows Fremont to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional staff training.

Balloon Loans. The majority of loans originated by Fremont provide for the full amortization of the principal amount on the final maturity date. Beginning in September 2005, Fremont began originating certain mortgage loans that do not provide for full amortization prior to maturity, where the payment of any remaining unamortized principal balance is due in a single or balloon payment at maturity. These balloon loans originated by Fremont provide for amortization of principal based on a 40 year period with a term to maturity of 30 years (“40/30 Loans”).

Second Lien Mortgage Loans. Fremont currently has two programs for the origination of second lien mortgage loans. The current programs are limited to loans that are originated contemporaneously with the origination of a loan secured by a first lien. The first program allows for loans with up to 5% loan to value and maximum combined loan to values of 95%. This program is limited to borrowers with Credit Scores in excess of 580, credit grades of at least “C” and debt to income ratios not greater than 50%; however, eligible borrowers may not be participants in a consumer credit counseling or other debt repayment program. Permissible loan balances for this program are from $15,000 to $37,500. The maximum term on these loans is 10 to 30 years; provided, that a 15 year amortization term is available only for Full Documentation or Easy Documentation loans with an original loan balance in excess of $15,000. Terms over 15 years are available only for Full Documentation or Easy Documentation loans with an original loan balance in excess of $25,000. Loans under this program are available for “owner occupied” or “non-owner occupied” properties.

The second program is for borrowers with Credit Scores in excess of 580. This program allows for loans of up to 20% loan to value and 100% maximum combined loan to values and is limited to borrowers in credit grades of “A+” and “A” and debt ratios not greater than 50%. Permissible loan balances for this program are from $10,000 to $187,500. Combined loan balances (first and second lien mortgage loans) of up to $937,500 are allowed to borrowers under Full Documentation or Stated Documentation loans that have Credit Scores of 620 and greater. The loans are available with amortization terms of 10, 15, 20 and 30 years, however loan balances must be at least $25,000 to qualify for an amortization term of 20 years or longer. Rural properties and properties in Alaska are not allowed under this program.

Fremont recently discontinued an additional second lien mortgage program that was a stand alone program for borrowers with Credit Scores in excess of 580. This program allowed for loans of 20% loan to value and 100% maximum combined loan to values and was limited to borrowers in credit grades of “A+” and “A” and debt ratios not greater than 50%. Permissible loan balances for this program were from $10,000 to $125,000. Combined loan balances (first and second lien mortgage loans) of up to $625,000 were allowed to borrowers under Full Documentation loans that had Credit Scores of 620 and greater. The limit on the combined loan balance was $500,000 for Stated Income loans; provided that no Stated Income loan may have been a borrower with a Credit Score of less than 620. The loans were available with amortization terms of 10, 15, 20 and 30 years, however loan balances must have been at least $25,000 to qualify for a 20 year amortization term and at least $50,000 for a 30 year amortization term. Rural properties and properties in Alaska were not allowed under this program.

Risk Categories

Fremont’s underwriting guidelines under the Scored Programs with respect to each rating category generally require:

•	debt to income ratios of 55% or less on mortgage loans with loan-to-value ratios of 90% or less, however, debt to income ratios of 50% or less are required on loan-to-value ratios greater than 90%;

•	applicants have a Credit Score of at least 500;

•	that no liens or judgments affecting title may remain open after the funding of the loan, other than liens in favor of the internal revenue service that are subordinated to the loan; and

•

that any collection, charge-off, or judgment not affecting title that is less than 1 year old must be paid in connection with closing if either its balance is greater than $1,000 or the aggregate balances of all such collections, charge-offs or judgments are greater than $2,500.

In addition, the various risk categories generally have the following criteria for borrower eligibility:

“A+.” Under the “A+” category, an applicant must have no 30 -day late mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

“A.” Under the “A” category, an applicant must have not more than one 30 -day late mortgage payment within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

“A-.” Under the “A-” category, an applicant must have not more than three 30 -day late mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 90% with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

“B.” Under the “B” category, an applicant must have not more than one 60 -day late mortgage payment within the last 12 months and it must be at least 18 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 90% with a Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

“C.” Under the “C” category, an applicant must have not more than one 90 -day late mortgage payment within the last 12 months and it must be at least 12 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 85% with a minimum Credit Score of 580. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

“C-.” Under the “C-” category, an applicant must not be more than 150 days delinquent with respect to its current mortgage payment and it must not be subject of a Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 70% with a minimum Credit Score of 500. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

“D.” Under the “D” category, an applicant must not be more than 180 days delinquent with respect to its current mortgage payment. Any Chapter 7 or Chapter 13 bankruptcy proceedings and/or foreclosure actions must be paid in connection with closing. The maximum permitted loan-to-value ratio is 65% with a minimum Credit Score of 500.

The maximum permitted loan-to-value ratio is reduced to 60% if the property is currently subject to foreclosure proceedings.

Novelle’s Underwriting Standards

General. Novelle originates first and second mortgage programs marketed through brokers nationwide, and is known for the development of "subprime" or creative subprime loan products.

Underwriting Standards. The Mortgage Loans originated by Novelle were done so in accordance with the underwriting guidelines established by it (collectively, the “Novelle Underwriting Guidelines”). Novelle focuses on originating mortgage loans of investment quality that are compliant with applicable state and federal laws. However, Novelle reserves the right to make changes, enhancements and deletions to the Novelle Underwriting Guidelines to ensure compliance with applicable laws. The Novelle Underwriting Guidelines are primarily intended to (a) determine that the borrower has the ability to repay the mortgage loan in accordance with its terms by assessing the borrower credit history and income stability and (b) determine that the related Mortgaged Property will provide sufficient value to recover the investment if the borrower defaults. The following is a general summary of the Novelle Underwriting Guidelines. This summary does not purport to be a complete description of the underwriting standards of Novelle Financial Services.

Each applicant completes an application which includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. The Novelle Underwriting Guidelines require a credit report on each applicant from an approved nationally recognized credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. In evaluating the credit quality of borrowers, Novelle utilizes credit bureau risk scores, or a FICO score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories: Equifax, TransUnion and Experian. Generally, each borrower must have a minimum of two credit scores reporting on the tri-merge credit report.

Mortgaged properties that are to secure mortgage loans are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The Novelle Underwriting Guidelines also require a Hansen PRO review, which is an additional review and comparison of the original appraisal. In addition, a Broker Price Opinion (BPO) is required when the loan amount is less than $70,000 or when the subject property is located in a rural or remote area. A BPO is a field review of the property by a qualified broker in the local area to determine a realistic sales price. Generally, the BPO will provide a physical description of the subject property, a physical description of the subject neighborhood, recent sales, current listings and some commentary from the broker. An enhanced field review is required with a loan amount that is greater than $500,000. An enhanced field review appraisal specifically addresses the original appraiser’s selection of comparable sales and the derived market value. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The Novelle Underwriting Guidelines require a review of the appraisal by an appraiser retained by Novelle.

Novelle offers three distinct loan programs: Circuit Series (Circuit), a limited documentation program for Alt A borrowers; Star Score Solutions (Star), a program for sub-prime borrowers utilizing the borrowers qualifying credit score and Score Buster, a program for sub-prime borrowers utilizing the borrowers housing (mortgage/rent) history, credit report and credit score.

The Circuit program consists of six loan programs, including the featured no documentation program. Each program has its own credit criteria, reserve requirement and loan-to-value restrictions. The Circuit program utilizes the no income stated documentation, stated income documentation and no documentation programs and does not exceed a 95% loan-to-value ratio.

Circuit I. Circuit I generally defines an acceptable credit history as a borrower who has “A+” credit, meaning a minimum of four trade accounts including a mortgage and/or rental history, along with one non-

traditional trade account to satisfy five trades, no 30-day delinquent mortgage payments in the past 12 months, and a maximum of one 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, consumer credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing.

Circuit II. Circuit II generally defines an acceptable credit history as a borrower who has a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no late mortgage payments for the past 12 months. In addition, a borrower must have a maximum of two 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

Circuit III. Circuit III generally defines an acceptable credit history as a borrower who has a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades and no more than one 30-day late mortgage payment for the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

Circuit IV. Circuit IV generally defines an acceptable credit history as a borrower who has a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, no more than two 30-day late mortgage payments for the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs.

Circuit V. Circuit V generally defines an acceptable credit history as a borrower who has a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, no more than two 30-day late mortgage payments in the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 24 months. Judgments, suits, liens, collections or charge-offs, may not exceed $500 cumulatively within the past 12 months, and must be paid prior to or at closing. Tax liens are not allowed within the last 12 months.

Circuit VI. Circuit VI generally defines an acceptable credit history as a borrower who has a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, no more than four 30-day or three 30-day and one 60-day late mortgage payments in the past 12 months. All bankruptcies must be at least 18 months old and fully discharged. Foreclosures are not allowed in the past 18 months. Judgments, suits, liens, collections or charge-offs, may not exceed $1,000 cumulatively within the past 12 months, and must be paid prior to or at closing. Tax liens are not allowed within the last 12 months.

Circuit No Doc Program (the “No Doc program”). The concept of the Circuit No Doc program is to underwrite the loan focusing on the borrower’s credit score, ability and willingness to repay the mortgage loan obligation, and assess the adequacy of the Mortgaged Property as collateral for the loan. The Circuit No Doc program has a minimum credit score and does not allow for exceptions to the credit score. The credit score requirement is as follows: 681 for Circuit No Doc I and 620 for Circuit No Doc II. Each program has a different credit score requirement and credit criteria.

Under the Circuit No Doc program, the loans underwritten are for single-family dwellings with loan-to-value ratios at origination up to 95% and a maximum loan amount of $500,000. In order for the property to be eligible for the No Doc program, it must be a single-family residence (single unit only), condominium and/or planned unit development (PUD) or in the case of a 2-unit residence, a maximum loan-to-value ratio of 80%.

Each borrower completes a Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65). The borrower does not disclose income, employment, or assets and a Verbal Verification of Employment is not provided. Generally, the borrower provides a daytime telephone number as well as an evening telephone number. If the borrower elects to state and verify assets on the Residential Loan Application, than the borrower can provide verification of deposits or bank statements for the most recent one-month period preceding the mortgage loan application.

Credit History. The Circuit No Doc program defines an acceptable credit history as follows: Circuit No Doc I generally defines an acceptable credit history as a borrower who has “A+” credit, meaning a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no 30-day delinquent mortgage payments in the past 12 months and a maximum of one 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed a satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs are allowed within the past 24 months, generally older items must be paid prior to or at closing.

With respect to Circuit No Doc II generally a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no late mortgage payments for the past 12 months and a maximum of two 30-day delinquent payments on any revolving credit accounts and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

The Star program consists of five loan programs based on the credit score of the borrower. Each program has its own credit criteria and loan-to-value restrictions. The Star program utilizes the full income documentation, lite income documentation and stated income documentation programs.

Star I. The borrower generally must have a credit score of 620, or greater, based on loan-to-value ratio and loan amount. Generally, three or more tradelines with one tradeline with more than 24 months history and generally, the mortgage payment is current at the time of close. Bankruptcy must be dismissed or discharged at the time of close. Foreclosures are not allowed in the past 12 months. A maximum loan-to-value ratio of 95%, is permitted for a mortgage loan on a single family owner occupied property. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

Star II. The borrower generally must have a credit score between 600 and 619, based on loan-to-value ratio and loan amount. Generally, three or more tradelines with one tradeline with more than 24 months history and generally the mortgage payment is current at the time of close. Bankruptcy must be dismissed or discharged at the time of close. Foreclosures are not allowed in the past 12 months. A maximum loan-to-value ratio of 95%, is permitted for a mortgage loan on a single family owner occupied property. A maximum loan-to-value ratio of 85% is permitted for a mortgage loan on a non-owner occupied property. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

Star III. The borrower generally must have a credit score between 580 and 599, based on loan-to-value ratio and loan amount. Generally, three or more tradelines with one tradeline with more than 24 months history and generally, the mortgage payment is current at the time of close. Bankruptcy must be dismissed or discharged at the time of close. Foreclosures are not allowed in the past 12 months. A maximum loan-to-value ratio of 95%, is permitted for a mortgage loan on a single family owner occupied property. A maximum loan-to-value ratio of 80% is permitted for a mortgage loan on a non-owner occupied property. The maximum combined loan-to-value ratio, including any related subordinate lien, is 90%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

Star IV. The borrower generally must have a credit score between 550 and 579, based on loan-to-value ratio and loan amount. Generally, three or more tradelines with one tradeline with more than 24 months history and generally, the mortgage payment is current at the time of close. Bankruptcy must be dismissed or discharged at the time of close. Foreclosures are not allowed in the past 12 months. A maximum loan-to-value ratio of 85%, is permitted for a mortgage loan on a single family owner occupied property. A maximum loan-to-value ratio of 70% is permitted for a mortgage loan on a non-owner occupied property. The maximum combined loan-to-value ratio, including any related subordinate lien, is 85%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

Star V. The borrower generally must have a credit score between 520 and 549, based on loan-to-value ratio and loan amount. Generally, three or more tradelines with one tradeline with more than 24 months history and generally, the mortgage payment is current at the time of close. Bankruptcy must be dismissed or discharged at the time of close. Foreclosures are not allowed in the past 12 months. A maximum loan-to-value ratio of 80%, is permitted for a mortgage loan on a single family owner occupied property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non-owner occupied property. The maximum combined loan-to-value ratio, including any related subordinate lien, is 95%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

The Score Buster consists of five loan programs designed to assign borrowers a level of credit grade based on the borrowers housing (mortgage/rent) history, credit report and credit score. The Score Buster program utilizes the full income documentation, lite income documentation and stated income documentation programs.

Score Buster I. The borrower generally must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. Three or more tradelines with a minimum 6 months history and no 30 days late mortgage payment in the last 12 months and the mortgage is current at the time of close. Bankruptcy must be dismissed or discharged for at least 24 months. Foreclosure or notice of default filings are not allowed in the past 12 months. A maximum loan-to-value ratio of 100%, is permitted for a mortgage loan on a single family owner occupied property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non-owner occupied property. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

Score Buster II. The applicant generally must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. Three or more tradelines with a minimum 6 months history and 30 days late mortgage payment allowed and no 60 days late mortgage payments allowed in the last 12 months and the mortgage is current at the time of close. Bankruptcy must be dismissed or discharged for at least 24 months when the loan-to-value ratio is greater than 80% or bankruptcy must be dismissed or discharged at least 18 months when the loan-to-value ratio is less than 80%. Foreclosure or notice of default filings not allowed in the past 12 months. A maximum loan-to-value ratio of 100%, is permitted for a mortgage loan on a single family owner occupied property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non-owner occupied property. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

Score Buster III. The borrower generally must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. Three or more tradelines with a minimum 6 months history and 60 days late mortgage payment allowed and no 90 days late mortgage payment allowed in the last 12 months and the mortgage is current at the time of close. Bankruptcy must be dismissed or discharged for at least 24 months when the loan-to-value ratio is greater than 80% or bankruptcy must be dismissed or discharged for at least 12 months when the loan-to-value ratio is less than 80%. Foreclosure or notice of default filings are not allowed in the past 12 months. A maximum loan-to-value ratio of 95%, is permitted for a mortgage loan on a single family owner occupied property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non-owner occupied property. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

Score Buster IV. The borrower generally must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. Three or more tradelines with a minimum 6 months history and 90 days late mortgage payment allowed and no 120 days late mortgage payment allowed in the last 12 months and the mortgage is current at the time of close. Bankruptcy must be dismissed or discharged for at least 12 months. Foreclosure or notice of default filings are not allowed in the past 12 months. A maximum loan-to-value ratio of 85%, is permitted for a mortgage loan on a single family owner occupied property. A maximum loan-to-value ratio of 80% is permitted for a mortgage loan on a non-owner occupied property. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

Score Buster V. The borrower generally must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. Three or more tradelines with a minimum 6 months history and only one 120 days late mortgage payment in the last 12 months and the mortgage loan is current at the time of close. Bankruptcy must be dismissed or discharged prior to close. Foreclosure or notice of default filings not allowed in the past 12 months. A maximum loan-to-value ratio of 80%, is permitted for a mortgage loan on a single family owner occupied property. A maximum loan-to-value ratio of 75% is permitted for a mortgage loan on a non-owner occupied property. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced.

The specific income documentation required for some of Novelle’s various programs is as follows: under the full documentation program, applicants usually are required to submit one written form of verification from the employer of stable income for at least 24 months for salaried employee applicants. Under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. Under the lite income documentation program, applicants usually are required to submit 6 months of bank statements to support stated income. All the foregoing programs require that, with respect to salaried employees, non-salaried employees and self-employed borrowers with the exception of the Circuit No Doc programs, there be a verbal verification of the applicant’s employment.

Exceptions. The Mortgage Loans originated by Novelle Financial Services, will have been originated in accordance with the Novelle Underwriting Guidelines. On a case-by-case basis Novelle may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting program or other guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low debt-to-income ratio, good housing payment history, an abundance of cash reserves, stable employment and time in residence at the applicant’s current address.

THE MASTER SERVICER, TRUST ADMINISTRATOR AND CUSTODIAN

The information set forth in certain paragraphs below has been provided by the master servicer.

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as master servicer and trust administrator under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank will act as master servicer pursuant to the Pooling and Servicing Agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of the Pooling and Servicing Agreement. In particular, the master servicer will independently calculate monthly loan balances based on servicer data, compare the results of such calculation to servicer loan-level reports and reconcile any discrepancies with the servicers. The master servicer will also review the servicing of defaulted mortgage loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the Pooling and Servicing Agreement, the master servicer may be required to enforce certain remedies on behalf of the trust and at the direction of the trustee against the defaulting servicer. In particular, upon the failure of a servicer to make a required Advance on a Mortgage Loan, the master servicer will be required to terminate such defaulting servicer and to make such Advance to the extent that the master servicer determines such Advance is recoverable from subsequent payments or recoveries on the related Mortgage Loan. As of November 30, 2005, Wells Fargo Bank was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for trust administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As trust administrator, Wells Fargo Bank is responsible for the preparation of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

Wells Fargo Bank will also act as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. As of November 30, 2005, Wells Fargo Bank was acting as custodian on more than nine million files.

Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the depositor or an affiliate of the depositor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the depositor or an affiliate of the depositor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

Under the Pooling and Servicing Agreement, the trust administrator’s material duties will be (i) to authenticate and deliver the certificates; (ii) to maintain a certificate registrar; (iii) to calculate and make the required distributions to certificateholders on each Distribution Date; (iv) to prepare and make available to certificateholders the monthly distribution reports and any other reports required to be delivered by the trust administrator; (v) send a notice to holders of a class of certificates when the remaining Certificate Principal Balance of such class of certificates is to be paid on a specified Distribution Date; (vi) to perform certain tax administration services for the trust and (vii) to communicate with investors and rating agencies with respect to the certificates. In performing the obligations set forth in clauses (iii) and (iv) above, the trust administrator will be able to rely on the monthly loan information provided to it by the servicers, and will perform all obligations set forth above solely to the extent described in the Pooling and Servicing Agreement.

For a description of the limitations on the liability of the master servicer, see “Description of the Securities—Certain Matters Regarding the Master Servicer, the Depositor and the Trustee” in the base prospectus.

THE SERVICERS

Wells Fargo Bank

Servicing Experience. Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974 and has been servicing subprime residential mortgage loans since 1996. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes Fixed Rate First Lien Subprime Loans, Adjustable Rate First Lien Subprime Loans and Second Lien Subprime Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $745.5 billion as of the end of 2004. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Subprime Loans and Second Lien Subprime Loans:

	As of		As of		As of
	December 31, 2002		December 31, 2003		December 31, 2004
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
First Lien Subprime Loans	46,437	$5,951,628,366	91,490	$12,527,192,204	136,813	$19,729,895,239
Second Lien Subprime Loans	*	*	*	*	*	*

_____________________

* Wells Fargo Bank does not have a material servicing portfolio of Second Lien Subprime Loans for the periods indicated.

Servicing Procedures. Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank’s automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the mortgage loan documents and will, consistent with the applicable servicing agreements and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (ii) to the extent not inconsistent with the coverage of such mortgage loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreements.

Wells Fargo Bank’s collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-

foreclosure mortgaged property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank’s Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank’s automated servicing system. If timely payment is not received, Wells Fargo Bank’s automated loan servicing system automatically places the mortgage loan in the assigned collection queue and collection procedures are generally initiated on the 5th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank’s automated loan servicing system automatically removes the mortgage loan from that collection queue.

When a mortgage loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors’ efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent mortgage loan generally will be guided by a number of factors, including the related borrower’s payment history, ability and willingness to pay, the condition and occupancy of the mortgaged property, the amount of borrower equity in the mortgaged property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker’s price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers’ fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis. In the case of second lien loans, Wells Fargo Bank performs a net present value analysis to determine whether to refer the second lien loan to foreclosure or to charge it off.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank’s loan servicing software also tracks and maintains tax and homeowners’ insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower’s expense.

JPMorgan Chase Bank, National Association

The information set forth in this section of the supplemental term sheet has been provided by JPMorgan Chase Bank, National Association(“JPMCB”).

JPMCB, a national banking association, is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. JPMCB’s main office is located in Columbus, Ohio. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation. JPMCB is rated “RPS1”, “Strong” and “SQ1”, by Fitch, S&P and Moody’s, respectively. JPMCB does not believe that its financial condition will have any adverse effect on its ability to service the Mortgage Loans originated by Novelle in accordance with the terms set forth in the Pooling and Servicing Agreement.

Prior to January 1, 2005, JPMCB formed Chase Home Finance LLC (“CHF”), a wholly-owned, limited liability company. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation (“CMMC”) was engaged in the mortgage origination and servicing businesses. On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity.

In its capacity as servicer, JPMCB will be responsible for servicing the Mortgage Loans originated by Novelle in accordance with the terms set forth in the Pooling and Servicing Agreement. JPMCB may perform any or all of its obligations under the Pooling and Servicing Agreement through one or more subservicers. JPMCB has engaged CHF as its subservicer to perform loan servicing activities on its behalf with respect to the Mortgage Loans originated by Novelle. JPMCB will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if JPMCB alone were servicing the Mortgage Loans originated by Novelle. As a result we are providing disclosure regarding CHF. CHF (or its predecessors in interest) has serviced mortgage loans (including mortgage loans similar to the Mortgage Loans originated by Novelle) for over fifteen years.

JPMCB is the product of numerous mergers and acquisitions. Since the creation of the founding entities, mortgage products and loan servicing have been a part of the bank’s operations. As JPMCB’s mortgage servicing activities have evolved over the past several decades and in the modern era, its portfolio has included prime loans (including conforming, jumbo, Alt-A, community development programs and rural housing), manufactured housing loans, home equity loans and lines of credit, and subprime mortgage loan products.

Servicing operations, for “sub-prime” quality mortgage loans are audited internally by JPMCB’s General Audit and Risk groups and subject to external audits by various investors, master servicers and the Office of the Comptroller of the Currency. JPMCB utilizes committees assembled on a quarterly basis to analyze compliance to Fair Debt Collections and Fair Lending legislation. JPMCB employs a dual control process to review accounts for fee waivers and loss mitigation rejections in order to monitor compliance with internal procedures.

As of December 31, 2003, December 31, 2004 and September 30, 2005, JPMCB’s portfolio of closed-end subprime mortgage loans serviced by CHF (including mortgage loans serviced by CHF in a sub-servicer capacity) equaled approximately $27.5 billion, $45.4 billion and $58.5 billion, respectively.

Neither JPMCB nor CHF is in default or has been terminated for cause under any servicing agreement with respect to sub-prime mortgage loans to which it is a party.

No material litigation or governmental proceeding is pending against JPMCB or CHF or their properties that would have a material adverse effect on the Certificates. The financial condition of JPMCB and the financial condition of CHF do not pose any material risks to their respective ability to service the Mortgage Loans originated by Novelle.

JPMCB, through its subsidiary CHF, employs a collections strategy that is based on risk scoring and dialer strategy to make appropriate contact with delinquent customers. Outbound calling is made five days a week from 9:00 a.m. Eastern time to 9:00 p.m. Pacific time, and under reduced operational hours on Saturday and Sunday. There are special service teams to address the specific needs of Spanish-speaking customers and those impacted by natural disasters.

Attempts to assist mortgagors to re-perform under their mortgage commitments are made prior to referring loans to foreclosure. Loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed. Loss mitigation solicitation efforts include outbound calling strategies, inbound dedicated loss mitigation analysis teams and targeted assistance letters. In addition to the Chase internet site delivering applications and program overviews, High Risk Property Managers review options during site inspections and local housing association referrals.

CHF has created a legal network where home product loans are referred for bankruptcy, foreclosure, real estate owned (REO) and loss mitigation legal actions. Attorneys are monitored for performance to action initiation requirements, adherence to the timeline set forth by the state or federal jurisdictions and within the boundaries of the mortgage insurer or investor. Status is monitored between operational teams for managing bankruptcy case filings, loss mitigation programs and transfers to REO status. Performance to these timelines is periodically monitored to increase loss mitigation opportunities, billing accuracy, managing data security, and to effectively manage any initiated legal action.

Under the terms of the Pooling and Servicing Agreement, JPMCB may agree to modification upon the request of the mortgager provided the modification is in lieu of a refinancing and JPMCB purchases the related mortgage loan for a price equal to the outstanding principal balance of the mortgage loan.

Under the terms of the Pooling and Servicing Agreement, JPMCB generally will not be liable for any losses on the mortgage loans originated by Novelle.

JPMCB is required to make advances of delinquent monthly payments of interest and principal to the extent described in this supplemental term sheet. See “—Advances” below. JPMCB has not failed to make a required advance in connection with any mortgage-backed securitization.

Chase Home Finance LLC. Because JPMCB does not itself perform the servicing function on mortgage loans as to which it owns the servicing rights, JPMCB does not have meaningful historical servicing data with respect to delinquencies, foreclosures or losses.

Due to JPMorgan’s engagement of CHF as its subservicer, CHF is providing below historical delinquency, foreclosure and loan loss data for its portfolio of fixed rate and adjustable rate subprime mortgage loans which were originated or purchased by CHF and subsequently securitized in asset-backed transactions (the “CHF Subprime Securitized Servicing Portfolio”). The CHF Subprime Securitized Servicing Portfolio represents only a portion of the total servicing portfolio of CHF. There can be no assurance that the delinquency, foreclosure and loan loss experience on the mortgage loans subserviced by CHF for JPMorgan in this transaction will correspond to the delinquency, foreclosure and loan loss experience shown in the tables below, and the actual delinquency, foreclosure and loan loss experience on the mortgage loans subserviced by CHF for JPMorgan in this transaction could be significantly worse. Moreover, any mortgage loans subserviced by CHF for JPMorgan in this transaction were acquired by the seller from Novelle and were not originated by CHF and as a result, the actual delinquency, loss and foreclosure experience on such mortgage loans could be significantly worse than the delinquency, foreclosure and loan loss experience shown in the tables below.

CHF Subprime Securitized Servicing Portfolio. The following tables contain information relating to the delinquency, loan loss and foreclosure experience with respect to the CHF Subprime Securitized Servicing Portfolio.

Delinquency and Foreclosure Experience of the

CHF Subprime Securitized Servicing Portfolio

(Dollars in Thousands)

	As of September 30,		As of December 31,
	2005		2004		2003		2002
Period of Delinquency	Number of Loans	Dollar Amount	Number of Loans	Dollar Amount	Number of Loans	Dollar Amount	Number of Loans	Dollar Amount
Portfolio	54,153	$6,440,312	75,898	$9,388,238	90,370	$11,146,244	73,597	$8,326,818
Delinquency
30 to 59 days	2.78%	2.28%	2.41%	1.83%	2.40%	1.83%	2.69%	2.28%
60 to 89 days	0.87%	0.71%	0.70%	0.54%	0.84%	0.66%	0.86%	0.72%
90 days or mor	1.94%	1.40%	1.75%	1.31%	1.43%	1.15%	1.41%	1.21%
Total	5.59%	4.39%	4.86%	3.68%	4.67%	3.64%	4.96%	4.21%

Foreclosure rate	2.75%	2.34%	2.72%	2.20%	2.47%	2.06%	2.65%	2.48%
REO properties	407	N/A	504	N/A	532	N/A	480	N/A

The delinquency statistics set forth above were calculated using the Office of Thrift Supervision (OTS) methodology. Under the OTS methodology, a mortgage loan is not considered delinquent until any payment is contractually past due 30 days or more, assuming 30-day months. For example, a mortgage loan due on the first day of a month is not considered delinquent until the first day of the next month.. The delinquency statistics for the period exclude mortgage loans in foreclosure. The portfolio statistics set forth above exclude REO properties.

The foreclosure rate reflects the number of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total dollar amount of mortgage loans, as the case may be, as of the date indicated. REO properties are real estate owned properties which relate to foreclosed mortgages or properties for which deeds in lieu of foreclosure have been accepted, and held by CHF pending disposition.

Loan Loss Experience of the

CHF Subprime Securitized Servicing Portfolio

(Dollars in Thousands)

	Nine Months Ending September 30,	Year Ending December 31,
	2005	2004	2003	2002
Average amount outstanding	$ 7,688,139	$ 10,443,888	$9,642,035	$7,902,732
Net losses	$ 47,426	$ 73,858	$ 73,504	$ 43,458
Net losses as a percentage of average amount outstanding	0.62%	0.71%	0.76%	0.55%

The average amount outstanding during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period. Net losses are amounts relating to mortgage loans which have been determined by CHF to be uncollectible, less amounts received by CHF as recoveries from liquidation proceeds and deficiency judgments.

There can be no assurance that the delinquency, foreclosures and loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. Moreover, the mortgage loans subserviced by CHF for JPMorgan in this transaction were acquired by the seller from Novelle and not from CHF. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the mortgage loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by mortgagors of monthly payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage loans in the related trust fund.

Collection Procedures. CHF employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. CHF utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor’s attitude toward the obligation. CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

THE POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to the Pooling and Servicing Agreement. The trust created under the Pooling and Servicing Agreement will consist of (i) all of the depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the trustee and the trust administrator under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement, (v) the rights of the depositor under the Mortgage Loan Purchase Agreement, (vi) the Net WAC Rate Carryover Reserve Account, (vii) the right of any payments made to the trust pursuant to the Interest Rate Cap Agreement and (viii) the right to any Net Swap Payment and any Swap Termination Payment made by a Swap Provider and deposited into the Swap Account.

The NIMS Insurer, if any, will be a third party beneficiary of the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement. In addition, the NIMS Insurer, if any, will have several rights under the Pooling and Servicing Agreement including, but not limited to, the rights set forth under “Risk Factors—Rights of the NIMS Insurer” in this term sheet supplement.

Assignment of the Mortgage Loans

On the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, Mortgage, assignment of mortgage in recordable form in blank or to the trustee and other related documents, including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The trust administrator, concurrently with such transfer, will deliver the certificates to the depositor. Each Mortgage Loan transferred to the trust will be identified on a mortgage loan schedule delivered to the trust administrator pursuant to the Pooling and Servicing Agreement. The mortgage loan schedule will include information such as the Cut-off Date Principal Balance of each Mortgage Loan, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or a custodian, as the trustee’s agent for such purpose) the mortgage notes endorsed in blank or to the trustee on behalf of the certificateholders and the other related documents. In lieu of delivery of original Mortgages or mortgage notes, if such original is not available or lost, the depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the originator. The assignments of mortgage will not be recorded by or on behalf of the depositor in the appropriate offices for real property records; provided, however, upon the occurrence of certain events set forth in the Pooling and Servicing Agreement, each such assignment of mortgage will be recorded as set forth in the Pooling and Servicing Agreement.

Within 45 days of the closing date, the trustee, or a custodian on its behalf, will review the Mortgage Loans and the other related documents pursuant to the Pooling and Servicing Agreement and if any Mortgage Loan or other related document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the seller or the related originator, as applicable, by the trustee, or a custodian on its behalf, the seller or the related originator, as applicable, will be obligated to either (i) substitute for such Mortgage

Loan a qualified substitute mortgage loan; however, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs created thereunder as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at the Purchase Price. The Purchase Price will be required to be remitted to the master servicer for deposit in the Distribution Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the seller or the related originator to repurchase or substitute for a Deleted Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and other related documents available to the trustee or the certificateholders.

In connection with the substitution of a qualified substitute mortgage loan, the seller or the related originator, as applicable will be required to remit to the related servicer for deposit in the custodial account on or prior to the next succeeding Determination Date after such obligation arises the Substitution Adjustment Amount.

Pursuant to the Originator Master Agreements (as assigned to the depositor pursuant to the Assignment Agreements and to the trustee pursuant to the Pooling Agreement), each originator made certain representations and warranties as to the accuracy in all material respects of certain information with respect to each Mortgage Loan (e.g., the Mortgage Rate). In addition, pursuant to the Originator Master Agreements, each originator represented and warranted that, among other things: each Mortgage Loan complied, at the time of origination, in all material respects with applicable federal, state and local laws. Pursuant to the Assignment Agreements and the Mortgage Loan Purchase Agreement, the seller will make certain additional representations and warranties regarding the Mortgage Loans. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and other related documents, the trustee will promptly notify the related servicer and will enforce the obligations of the related originator or the seller, as applicable, under the related Originator Master Agreement or the related Assignment Agreement or the Mortgage Loan Purchase Agreement to effect a cure by either (i) as permitted pursuant to the related Originator Master Agreement (in the case of an originator) or pursuant to the Pooling and Servicing Agreement (in the case of the seller), as applicable, substituting for such Deleted Mortgage Loan a qualified substitute mortgage loan or (ii) repurchasing such Deleted Mortgage Loan from the trust at a price generally equal to the Purchase Price, in each case to the extent set forth in the related Originator Master Agreement or Pooling and Servicing Agreement, as applicable. The same procedure and limitations that are set forth above for the substitution or repurchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the related Originator Master Agreement or the related Assignment Agreement or the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the certificateholders. Notwithstanding the foregoing, to the extent of a breach by the related originator or the seller of any representation, warranty or covenant in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the certificateholders, the trustee will first request that the related originator cure such breach or repurchase such Mortgage Loan and if the related originator fails to cure such breach or repurchase such Mortgage Loan within 60 days of receipt of such request from the trustee, the trustee will then request that the seller cure such breach or repurchase such Mortgage Loan.

Pursuant to the Pooling and Servicing Agreement, the servicers will service and administer the Mortgage Loans as more fully set forth therein.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

Each servicer will establish and maintain a collection account for the benefit of the certificateholders. Upon receipt by the servicers of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the servicers will deposit such amounts in the collection account for remittance to the trust administrator on the Remittance Date. Amounts on deposit in the collection account may be invested in permitted investments maturing on or before the business day prior to the related Remittance Date. The trust administrator will establish an account (the “Distribution Account”) into which will be deposited amounts remitted from the servicers for distribution to Certificateholders on a Distribution Date and payment of certain fees and expenses of the trust. Amounts on deposit in the Distribution Account may be invested in permitted investments maturing on or before the business day prior to the related Distribution Date unless such permitted investments are invested in investments managed or advised by the trust administrator or an affiliate thereof, in which case such permitted investments may mature on the related Distribution Date.

Advances

Subject to the following limitations, the servicers will be obligated to advance or cause to be advanced to the master servicer on or before each Remittance Date from (i) its own funds, (ii) funds in the collection account that are not included in the Available Funds for such Distribution Date or (iii) a combination of (i) and (ii), all Advances for such Distribution Date.

Advances are required to be made only to the extent they are deemed by the servicers to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds on the related Mortgage Loan as to which such Advances were made. The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicers will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act. Subject to the recoverability standard above, the servicer’s obligation to make Advances as to any Mortgage Loan will continue through the last scheduled payment due prior to the payment in full or until the recovery of all liquidation proceeds and other payments or recoveries (including insurance proceeds and condemnation proceeds) with respect to the Mortgage Loan. Failure by the servicers to remit any required Advance, which failure goes unremedied for the number of days specified in the Pooling and Servicing Agreement, would constitute an event of default under the Pooling and Servicing Agreement. Such event of default will then obligate the master servicer, as successor servicer (subject to a determination of recoverability) to advance such amounts to the extent provided in the Pooling and Servicing Agreement.

All Advances will be reimbursable to the servicers or the master servicer, as applicable, from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made unless such amounts are deemed to be nonrecoverable by the servicers or the master servicer, as applicable, from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the servicers or the master servicer, as applicable, from general funds in the collection account or the distribution account. The master servicer may reimburse the servicers or recover from amounts in the distribution account the amount of any Advance that remains unreimbursed to the servicers or the master servicer, as applicable, from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the trust administrator for distribution on the certificates.

In the course of performing its servicing obligations, the servicers (or if a servicer fails in such obligation, the master servicer, as successor servicer) will also make Servicing Advances. The servicer’s or the master servicer’s right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the servicers from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by a servicer or the master servicer, as applicable, from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the servicers or the master servicer, as applicable, from general funds in the collection account or the distribution account with regard to the master servicer and the collection account with regard to the servicers.

Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to each servicer in respect of its servicing activities will be the Servicing Fee which will accrue at the Servicing Fee Rate on the Principal Balance of each Mortgage Loan. As additional servicing compensation, each servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, late payment charges, non-sufficient fund fees, Prepayment Interest Excess and other ancillary fees (but not prepayment charges, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any servicing accounts. The servicers are obligated to deposit into the collection account and remit to the master servicer any Compensating Interest but only in an amount up to its Servicing Fee for the related Distribution Date. In the event that the servicers fail to pay Compensating Interest required to be paid by it on any Distribution Date, the master servicer will be required to pay such unpaid amount, but only to the extent set forth in the Pooling and Servicing Agreement.

The principal compensation to be paid to the master servicer in respect of its servicing activities will be the Master Servicing Fee which will accrue at the Master Servicing Fee Rate on the Principal Balance of each Mortgage Loan. As additional servicing compensation, the master servicer is entitled to retain the investment income on funds in the distribution account.

Events of Default and Removal of Servicer or Master Servicer

The circumstances under which the servicers or master servicer may be removed are set forth under “Description of the Securities—Events of Default” in the base prospectus.

In the event of a servicer event of default, the master servicer (or a successor servicer selected by the master servicer) will become the successor servicer under the Pooling and Servicing Agreement and in the event of an Event of Default regarding the master servicer, the trustee will become the successor master servicer under the Pooling and Servicing Agreement (or, the trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in the Pooling and Servicing Agreement). The master servicer, in its capacity as successor servicer, immediately will assume all of the obligations of the servicers to make Advances. As compensation therefor, the master servicer (or such other successor servicer) will be entitled to such compensation as the servicers would have been entitled to under the Pooling and Servicing Agreement if no such notice of termination had been given.

Subject to the terms of the Pooling and Servicing Agreement, the trustee or trust administrator will be required to notify certificateholders and the rating agencies of any event of a default by any servicer or master servicer actually known to a responsible officer of the trustee or trust administrator, and of the appointment of any successor servicer or master servicer.

All reasonable out-of-pocket servicing transfer costs will be paid by the predecessor servicer or master servicer, as applicable, upon presentation of reasonable documentation of such costs, and if such predecessor servicer or master servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor servicer or master servicer or the trustee (in which case the successor servicer, master servicer or the trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the trust).

Limitations on Liability and Indemnification of the Trustee and the Trust Administrator

The Pooling and Servicing Agreement will provide that the trustee and the trust administrator and any director, officer, employee or agent of the trustee or the trust administrator will be indemnified by the trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the trustee or the trust administrator, as applicable, including the compensation and the expenses and disbursements of such party’s agents and counsel, in the ordinary course of such party’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the trustee or the trust administrator, as applicable, arising out of or in connection with the acceptance or administration of its respective obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) resulting from a breach of the master servicer’s or servicer’s obligations and duties under the Pooling and Servicing Agreement, for which the trustee or the trust administrator, as applicable, is indemnified by the master servicer or the applicable servicer under the Pooling and Servicing Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence of the trustee or the trust administrator, as applicable, in the performance of its respective duties under the Pooling and Servicing Agreement or by reason of the reckless disregard by the trustee or the trust administrator, as applicable, of its obligations and duties under the Pooling and Servicing Agreement or as a result of a breach by the trustee or the trust administrator, as applicable, of certain of its obligations under the Pooling and Servicing Agreement with respect to REMIC administration. The Pooling and Servicing Agreement will provide that amounts owing from the trust to the trustee or the trust administrator in respect of the foregoing indemnification may be withdrawn and paid to the trustee or the trust administrator, as applicable, prior to the making of distributions to certificateholders.

For a description of the limitations on the liability of the trustee and the trust administrator, see “Description of the Securities—Certain Matters Regarding the Master Servicer, the Depositor and the Trustee” in the base prospectus.

Removal of the Trustee and the Trust Administrator

If at any time the trustee or trust administrator becomes ineligible in accordance with the provisions of the Pooling and Servicing Agreement and fails to resign after written request by the depositor or the NIMS Insurer, if any, or if at any time the trustee or trust administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the respective property of the trustee or trust administrator is appointed, or any public officer takes charge or control of the trustee or trust administrator or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor or the NIMS Insurer, if any, may remove the trustee or trust administrator, as applicable, and appoint a successor trustee or trust administrator acceptable to the NIMS Insurer, if any, by written instrument, in duplicate, which instrument will be delivered to the removed trustee or trust administrator, as applicable, and to the successor trustee or trust administrator. A copy of such instrument will be delivered to the certificateholders and the master servicer by the depositor.

The certificateholders entitled to at least 51% of the voting rights or the NIMS Insurer, if any, upon failure of the trustee or trust administrator to perform its obligations may at any time remove the trustee or trust administrator, as applicable, and appoint a successor trustee or trust administrator acceptable to the NIMS Insurer, if any, by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments will be delivered to the depositor, one complete set to the removed trustee or trust administrator, as applicable, and one complete set to the appointed successor. A copy of such instrument will be delivered to the certificateholders and the master servicer by the depositor.

Upon satisfaction of certain conditions as specified in the Pooling and Servicing Agreement, the trustee or trust administrator may resign from its duties under the Pooling and Servicing Agreement. Any resignation or removal of the trustee or trust administrator and appointment of a successor trustee or trust administrator will not become effective until acceptance of appointment by the successor trustee or trust administrator.

The Credit Risk Manager

Clayton Fixed Income Services Inc. formerly known as The Murrayhill Company, a Colorado corporation, will act as the trust’s representative in advising the servicers regarding certain delinquent and defaulted Mortgage Loans, and in monitoring and reporting to the depositor on the performance of such Mortgage Loans and the collection of any prepayment charges with respect to the Mortgage Loans. The credit risk manager will rely upon mortgage loan data that is provided to it by the servicers and/or the master servicer in performing its advisory and monitoring functions.

The credit risk manager will be entitled to receive the Credit Risk Manager Fee until the termination of the trust or until its removal by a vote of at least 66 2/3% of the certificateholders.

Voting Rights

At all times 98% of all voting rights will be allocated among the holders of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates. At all times 1% of all voting rights will be allocated to the holders of the Class P Certificates and 1% of all voting rights will be allocated to the holders of the Residual Certificates. The voting rights allocated to any class of certificates will be allocated among all holders of the certificates of such class in proportion to the outstanding percentage interests of such holders in such class.

Amendment of the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended from time to time by the depositor, the servicers, the master servicer, the trust administrator and the trustee with the consent of the NIMS Insurer, if any, and without the consent of the certificateholders in order to: (i) cure any ambiguity or defect, (ii) correct, modify or supplement any provisions (including to give effect to the expectations of certificateholders) or (iii) make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, provided that such action will not adversely affect the interests of the certificateholders evidenced by an opinion of counsel or confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates.

The Pooling and Servicing Agreement may also be amended from time to time by the depositor, the servicers, the master servicer, the trust administrator, the NIMS Insurer and the trustee with the consent of the NIMS Insurer and the certificateholders entitled to at least 66% of the voting rights for the purpose of either adding, changing, or eliminating any provisions of the Pooling and Servicing Agreement or of modifying the rights of the certificateholders; however, no such amendment may: (i) reduce the amount of, or delay the timing of, payments received on Mortgage Loans or (ii) adversely affect in any material respect the interests of the certificateholders.

None of the depositor, the master servicer, the trust administrator nor the trustee may enter into an amendment of the Pooling and Servicing Agreement that would significantly change the permitted activities of the Trust without the consent of the NIMS Insurer, if any, and the certificateholders that represent more than 50% of the aggregate Certificate Principal Balance of all Certificates. Promptly after the execution of any amendment the Trustee will furnish a copy of such amendment to each certificateholder.

Evidence as to Compliance

The servicers are required to deliver to the depositor, the master servicer and the rating agencies in March of each year, starting in March 2007, an officer’s certificate stating that (i) a review of the servicer’s activities during the reporting period and of its performance under the Pooling and Servicing Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the servicers have fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

In addition, notwithstanding anything in the base prospectus to the contrary, the Pooling and Servicing Agreement will generally provide that in March of each year, starting in March 2007, each party participating in the servicing function will provide to the depositor and the master servicer a report on an assessment of compliance with the applicable minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Termination

The majority holder of the Class CE Certificates (so long as such holder is not the seller or an affiliate of the seller) or, if such majority holder fails to exercise such option, the master servicer will have the right to purchase all of the Mortgage Loans and REO Properties and thereby effect the early retirement of the certificates, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans and REO Properties as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) is equal to or less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the

Cut-off Date. In addition, to the extent that the majority holder of the Class CE Certificates or the master servicer have not exercised such option, the NIMS Insurer, if any, may purchase all of the Mortgage Loans and any REO Properties and retire the certificates when the aggregate current principal balance of Mortgage Loans and any REO Properties is equal to or less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to herein as the Optional Termination Date. In the event that the option is exercised, the repurchase will be made at a price generally equal to the greater of (i) the Principal Balance of the Mortgage Loans and the appraised value of any REO Properties and (ii) the fair market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees or Administration Fees allocable to such Mortgage Loans and REO Properties and any other amounts owed to the servicers, the master servicer, the trust administrator or the trustee under the Pooling and Servicing Agreement, any accrued and unpaid Net WAC Rate Carryover Amounts and any Swap Termination Payment payable to the Swap Provider. However, this option may only be exercised if the termination price is sufficient to pay all interest accrued on, as well as amounts necessary to retire, the note balance of the notes issued pursuant to any indenture which are secured by all or a portion of the Class CE Certificates, the Class P Certificates and/or the Residual Certificates and any amounts owed to the NIMS Insurer, if any, at the time the option is exercised. In the event the master servicer or the NIMS Insurer, if any, exercises this option, the portion of the purchase price allocable to the Class A Certificates and the Mezzanine Certificates will be, to the extent of available funds:

(i)	100% of the then outstanding Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates, plus
(ii)

interest for the final Accrual Period on the then outstanding Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates at the then applicable Pass-Through Rate for the class, plus

(iii)

any previously accrued but unpaid interest thereon to which the holders of the Class A Certificates and the Mezzanine Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts (distributable from the Net WAC Rate Carryover Reserve Account), plus

(iv)	in the case of the Mezzanine Certificates, any previously unpaid Allocated Realized Loss Amount.

Servicing of Delinquent Mortgage Loans

Each servicer will be required to act with respect to delinquent Mortgage Loans in accordance with procedures set forth in the Pooling and Servicing Agreement. These procedures, as followed with respect to any delinquent Mortgage Loan, may, among other things, result in (i) foreclosing on such Mortgage Loan, (ii) accepting the deed to the related Mortgaged Property in lieu of foreclosure, (iii) granting the borrower under such Mortgage Loan a modification or forbearance or (iv) accepting payment from the borrower under such Mortgage Loan of an amount less than the Principal Balance of such Mortgage Loan in final satisfaction of such Mortgage Loan. These procedures are intended to lead to the alternative that would maximize the proceeds for the trust on such Mortgage Loan. However, there can be no assurance that following such procedures will have the aforementioned result or that following such procedures will lead to the alternative that is in the best interests of the certificateholders. If a servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat designated portions of the trust (exclusive of the Net WAC Rate Carryover Reserve Account, the Swap Account, the Supplemental Interest Trust, any Servicer Prepayment Charge Payment Amounts and the Interest Rate Swap Agreement) as a REMIC for federal income tax purposes. Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Sections 860A through 860G of the Code.

For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of “residual interests” in each REMIC elected by the trust and (ii) the Class A Certificates, the Mezzanine Certificates, the Class CE Certificates (exclusive of any right of the holder of such Certificates to receive payments from or obligation to make payments to the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount or the Swap Account) and the Class P Certificates will represent the “regular interests” in, and generally will be treated as debt instruments of, a REMIC. See “Federal Income Tax Consequences—REMICs” in the base prospectus.

For federal income tax reporting purposes, the Class A Certificates and the Mezzanine Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at the prepayment assumption set forth under “Prepayment and Yield Considerations” in this free writing prospectus. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See “Federal Income Tax Consequences—REMICs” in the base prospectus.

The Internal Revenue Service has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the offered certificates should be aware that the OID regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. In addition, there is considerable uncertainty concerning the application of the OID regulations to REMIC regular certificates that provide for payments based on an adjustable rate such as the offered certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the Internal Revenue Service could assert that the offered certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

It appears that a reasonable method of reporting original issue discount with respect to the offered certificates, if such certificates are required to be treated as issued with original issue discount, generally would be to report income with respect to such certificates as original issue discount for each period by computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such certificates, thereby treating such certificates as fixed rate instruments to which the original issue discount computation rules described in the base prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See “Federal Income Tax Consequences—REMICs” in the base prospectus.

Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholder’s purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Federal Income Tax Consequences—REMICs” in the base prospectus.

Each holder of a Class A Certificate and a Mezzanine Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount and the obligation to make payments to the Swap Account. The Net WAC Rate Carryover Reserve Account, the Swap Account and the Interest Rate Swap Agreement are not assets of any REMIC. The REMIC regular interest corresponding to a Class A Certificate or Mezzanine Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Rate computed for this purpose by limiting the Notional Amount of the Interest Rate Swap Agreement to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Class A Certificate or Mezzanine Certificate may exceed the actual amount of distributions on the Class A Certificate or Mezzanine Certificate.

The treatment of amounts received by a holder of a Class A Certificate and a Mezzanine Certificate under such holder’s right to receive the Net WAC Rate Carryover Amount will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC regulations, each holder of a Class A Certificate and a Mezzanine Certificate must allocate its purchase price for such certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The trust administrator will, as required, treat payments made to the holders of the Class A Certificates and Mezzanine Certificates with respect to the Net WAC Rate Carryover Amount as includible in income based on the regulations relating to notional principal contracts. The OID regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. For tax reporting purposes, the trust administrator may, as required, treat the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of Net WAC Rate Carryover Amounts as having more than a de minimis value. The value of such amount may be obtained from the trust administrator upon request to the extent it is provided to the trust administrator by the underwriters. Under the REMIC regulations, the trust administrator is required to account for the REMIC regular interest, the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount as discrete property rights. Holders of the Class A Certificates and Mezzanine Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Class A Certificates and Mezzanine Certificates will be unable to use the integration method provided for under such regulations with respect to those certificates. If the trust administrator’s treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the Net WAC Rate Carryover Amount under the notional principal contract regulations.

Any payments made to a beneficial owner of a Class A Certificate or Mezzanine Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Class A Certificate or Mezzanine Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Swap Account pursuant to the Swap Administration Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Rate Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Class A Certificates and Mezzanine Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

Because a beneficial owner of any Net WAC Rate Carryover Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of a Class A Certificate or Mezzanine Certificate may have income that exceeds cash distributions on the Class A Certificate or Mezzanine Certificate, in any period and over the term of the Class A Certificate or Mezzanine Certificate. As a result, the Class A Certificate or Mezzanine Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amounts would be subject to the limitations described above.

Upon the sale of a Class A Certificate or a Mezzanine Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount would be considered a “termination payment” under the notional principal contract regulations allocable to the related Class A Certificate or Mezzanine Certificate, as the case may be. A holder of an offered certificate will have gain or loss from such a termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount.

Gain or loss realized upon the termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of the Net WAC Rate Carryover Amounts could be treated as a partnership among the holders of all of the certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of any related Net WAC Carryover Amount. Holders of the offered certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates.

The REMIC regular interest component of each Class A and Mezzanine Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Class A and Mezzanine Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Because the Net WAC Rate Carryover Amount is treated as a separate right of the Class A Certificates and Mezzanine Certificates not payable by any REMIC elected by the trust, such right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Net WAC Rate Carryover Reserve Account and the Swap Account will not be qualifying real estate income for real estate investment trusts.

It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the trust, such tax will be borne (i) by the trust administrator, if the trust administrator has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (ii) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (iii) by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (iv) by a servicer, if a servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement or (v) otherwise by the trust, with a resulting reduction in amounts otherwise distributable to holders of the offered certificates. The responsibility for filing annual federal information returns and other reports will be borne by the trust administrator. See “Federal Income Tax Consequences—REMICs” in the base prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences—REMICs” in the base prospectus.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively, with employee benefit plans subject to ERISA, referred to as Plans). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such offered certificates.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described in this term sheet supplement and in the base prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has granted to UBS Securities LLC an administrative exemption (Prohibited Transaction Exemption, or PTE, 91-22, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (referred to as the Exemption) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the base prospectus. The Exemption applies to obligations such as the mortgage loans in the trust fund which have loan-to-value ratios not in excess of 100 percent (100%), provided that the certificates issued are rated at least “BBB-” or its equivalent, as more fully described in “ERISA Considerations” in the base prospectus.

For so long as the holder of an offered certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the offered certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of offered certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an offered certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

Each beneficial owner of a Mezzanine Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such Mezzanine Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the Mezzanine Certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by S&P, Moody’s or Fitch or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account”, as such term is defined in PTE 95 60, and (3) the conditions in Sections I and III of PTE 95 60 have been satisfied.

Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the trustee, the trust administrator, the master servicer, the servicers and any the NIMS Insurer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL INVESTMENT

The offered certificates will not constitute “mortgage related securities” for purposes of SMMEA.

The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See “Legal Investment” in the base prospectus.

GLOSSARY OF TERMS

The “Adjustment Date” with respect to each Mortgage Loan is the date on which the Mortgage Rate of the Mortgage Loan changes pursuant to the related mortgage note.

An “Advance” with respect to any Distribution Date is an amount remitted by the servicers under the Pooling and Servicing Agreement equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans, other than with respect to balloon payments, and that were delinquent on the business day immediately prior to the related Determination Date, unless determined to be nonrecoverable and, with respect to balloon loans, with respect to which the balloon payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such balloon loan, unless determined to be nonrecoverable.

An “Allocated Realized Loss Amount” with respect to any class of the Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of Mezzanine Certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining unreimbursed from previous Distribution Dates minus any Subsequent Recoveries applied to such Allocated Realized Loss Amount.

The “Closing Date” means February 27, 2006.

“Compensating Interest” for any Distribution Date is an amount, not to exceed the lesser of (x) the aggregate of the Prepayment Interest Shortfall, if any, after netting the aggregate Prepayment Interest Excess, if any, for such Distribution Date and (y) the Servicing Fee for such Distribution Date, remitted by the servicers to the master servicer in respect of any Prepayment Interest Shortfall.

The “Credit Risk Manager Fee” with respect to any Distribution Date is an amount equal to one-twelfth of 0.0125% multiplied by the Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

The “Cut-off Date” means February 1, 2006.

The “Cut-off Date Principal Balance” is the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.

A “Deleted Mortgage Loan” is a Mortgage Loans replaced or to be replaced by a Qualified Substitute Mortgage Loan.

The “Determination Date” with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the business day immediately preceding such 15th day.

The “Distribution Date” means the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in March 2006.

The “Due Date” with respect to each Mortgage Loan is the date on which the scheduled payment is due each month.

The “Due Period” with respect to any Distribution Date is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

The “Gross Margin” with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note that is added to the Index on each Adjustment Date.

The “Homeownership Act” means the federal Truth-in-Lending Act as amended by the Home Ownership and Equity Protection Act of 1994.

The “Index” with respect to each adjustable-rate Mortgage Loan is Six-Month LIBOR.

The “Initial Periodic Rate Cap” with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may decrease or increase on the first Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

“Insurance Proceeds” means the proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that each servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and mortgage.

The “Master Servicing Fee” with respect to any Distribution Date is an amount equal to one-twelfth of the Master Servicing Fee Rate (without regards to the words “per annum” in the definition thereof) multiplied by the Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

The “Master Servicing Fee Rate” is 0.005% per annum.

The “Maximum Mortgage Rate” with respect to each adjustable-rate Mortgage Loan is the specified maximum Mortgage Rate over the life of such Mortgage Loan.

The “Minimum Mortgage Rate” means, with respect to each adjustable-rate Mortgage Loan is the specified minimum Mortgage Rate over the life of such Mortgage Loan.

A “Mortgage Loan” is any of the Mortgage Loans included in the trust.

The “Mortgage Pool” means the pool of Mortgage Loans included in the trust.

The “Mortgage Rate” is the adjustable-rate calculated as specified under the terms of the related mortgage note.

A “Mortgaged Property” is the property securing a Mortgage Loan which will consist of one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units.

The “Net WAC Rate Carryover Reserve Account” means an account established under the Pooling and Servicing Agreement from which distributions in respect of Net WAC Rate Carryover Amounts on the certificates will be made.

The “Net WAC Rate Carryover Amount” for such class for such Distribution Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Certificates would have accrued on such Distribution Date had such Pass-Through Rate been the related Formula Rate, over (y) the amount of interest such class of certificates accrued for such Distribution Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class for such Accrual Period.

A “NIMS Insurer Default” means the continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities.

The “Periodic Rate Cap” with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease on the Adjustment Date (other than the first Adjustment Date) from the Mortgage Rate in effect immediately prior to such Adjustment Date.

A “Plan” means any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code.

The “Pool Balance” as of any date is equal to the aggregate Principal Balance of the Mortgage Loans in the Mortgage Pool.

The “Pooling and Servicing Agreement” means the Pooling and Servicing Agreement, dated as of February 1, 2006, among the depositor, the servicers, the master servicer, the trust administrator and the trustee.

“Prepayment Interest Excess” means, with respect to any Distribution Date and each Mortgage Loan as to which a principal prepayment in full that was applied during the portion of the related Prepayment Period commencing on the first day of the calendar month in which the Distribution Date occurs and ending on the last day of the related Prepayment Period, an amount equal to interest on the Mortgage Loan at the applicable Mortgage Rate on the amount of such principal prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

A “Prepayment Interest Shortfall” means, with respect to any Distribution Date and each Mortgage Loan as to which a principal prepayment that was applied during the portion of the related Prepayment Period commencing on the first day of the related Prepayment Period and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest at the applicable Mortgage Rate on the amount of such principal prepayment for the number of days commencing on the date such principal prepayment was applied and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

The “Prepayment Period” for any Distribution Date is the period commencing on the 16th day of the calendar month preceding the related Distribution Date (and in the case of the first Distribution Date, commencing on February 1, 2006) and ending on the 15th day of the calendar month in which such Distribution Date occurs for prepayments in full and the calendar month preceding the month in which such Distribution Date occurs for any partial prepayment.

The “Principal Balance” of any Mortgage Loan as of any date is an amount equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Mortgage Loan.

The “Purchase Price” with respect to any Mortgage Loan that is purchased by the seller is a price equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the servicers, plus any costs and damages incurred by the trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law. With respect to any Mortgage Loan that is purchased by the related originator, the amount set forth in the Originator Master Agreement.

A “Qualified Substitute Mortgage Loan” is a mortgage loan substituted by the seller or the originator for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) in the case of any adjustable-rate Mortgage Loan, have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted Mortgage Loan, have a Gross Margin equal to or greater than the Deleted Mortgage Loan and have the same Adjustment Date frequency as the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vii) have been underwritten or re-underwritten by the originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (viii) be of the same or better credit quality as the Mortgage Loan being replaced and (ix) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

The “Relief Act” means the Servicemembers Civil Relief Act.

The “Remittance Date” with respect Wells Fargo Bank and any Distribution Date, by 1:00 p.m. New York time on the 18th day of the month in which such Distribution Date occurs, and if not a business day, the immediately following business day. With respect JPMCB and any Distribution Date, by 4:00 p.m. New York time on the 24th day of the month in which such Distribution Date occurs, and if not a business day, the immediately preceding business day.

An “REO Property” is a property acquired on behalf of the certificateholders in respect of a defaulted Mortgage Loan thorough foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

A “Servicing Advance” with respect to any Distribution Date is an amount remitted by the servicers equal to all reasonable and customary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any administrative, enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage and (iv) certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the servicers in connection with its responsibilities under the Pooling and Servicing Agreement.

The “Servicing Fee” with respect to any Distribution Date is an amount equal to one-twelfth of the Servicing Fee Rate (without regards to the words “per annum” in the definition thereof) multiplied by the Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

The “Servicing Fee Rate” is 0.500% per annum.

“Six-Month LIBOR” means the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related mortgage note as published by the Western Edition of The Wall Street Journal.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984.

The “Substitution Adjustment Amount” with respect to any Mortgage Loan that is purchased by the seller is an amount equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualified Substitute Mortgage Loan.

A “Swap Provider Trigger Event” means a Swap Termination Payment that is triggered upon: (i) an Event of Default under the related Interest Rate Swap Agreement with respect to which the related Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the related Interest Rate Swap Agreement with respect to which the related Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the related Interest Rate Swap Agreement with respect to which the related Swap Provider is the sole Affected Party.

The “Swap Termination Payment” means the amount, if any, owed by the trust or the Swap Provider upon a Swap Early Termination.

ABS New Issue Term Sheet

MASTR Asset Backed Securities Trust 2006-HE1

Mortgage Pass-Through Certificates

$642,071,000

(APPROXIMATE)

Wells Fargo Bank, N.A.

(SERVICER AND MASTER SERVICER)

JPMorgan Chase Bank, N.A.

(SERVICER)

Mortgage Asset Securitization Transactions, Inc.

(DEPOSITOR)

UBS Real Estate Securities Inc.

(SELLER AND SPONSOR)

February 21, 2006

ABX

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

MASTR Asset Backed Securities Trust 2006-HE1

Mortgage Loan Asset-Backed Certificates

$642,071,000 (Approximate Offered Certificates)

Structure Overview

Class(1,2)	Approx. Size ($)(3)	Certificate Type	Expected WAL (years) Call(4)/ Mat(4)	Expected Principal Window(4)/ Mat(4)	Initial Credit Enhancement (%)	Expected Ratings S&P / Moody’s
A-1(5)	291,109,000.00	FLT / SR / SEQ	1 - 22 / 1 - 22	1.00 / 1.00	23.50	AAA / Aaa
A-2(5)	77,391,000.00	FLT / SR / SEQ	22 - 27 / 22 - 27	2.00 / 2.00	23.50	AAA / Aaa
A-3(5)	99,533,000.00	FLT / SR / SEQ	27 - 71 / 27 - 71	3.25 / 3.25	23.50	AAA / Aaa
A-4(5)	37,044,000.00	FLT / SR / SEQ	71 - 73 / 71 - 172	6.07 / 8.44	23.50	AAA / Aaa
M-1(5,6)	25,418,000.00	FLT / MEZ	49 - 73 / 49 - 146	4.85 / 5.33	19.65	AA+ / Aa1
M-2(5,6)	23,108,000.00	FLT / MEZ	45 - 73 / 45 - 140	4.60 / 5.07	16.15	AA+ / Aa2
M-3(5,6)	14,525,000.00	FLT / MEZ	44 - 73 / 44 - 134	4.48 / 4.93	13.95	AA+ / Aa3
M-4(5,6)	12,214,000.00	FLT / MEZ	42 - 73 / 42 - 129	4.41 / 4.84	12.10	AA+ / A1
M-5(5,6)	11,554,000.00	FLT / MEZ	41 - 73 / 41 - 124	4.37 / 4.78	10.35	AA / A2
M-6(5,6)	10,563,000.00	FLT / MEZ	40 - 73 / 40 - 119	4.33 / 4.73	8.75	AA / A3
M-7(5,6)	9,903,000.00	FLT / MEZ	39 - 73 / 39 - 113	4.30 / 4.67	7.25	AA- / Baa1
M-8(5,6)	8,913,000.00	FLT / MEZ	39 - 73 / 39 - 107	4.28 / 4.61	5.90	A+ / Baa2
M-9(5,6)	7,262,000.00	FLT / MEZ	38 - 73 / 38 - 100	4.26 / 4.54	4.80	A / Baa3
M-10(5,6)	6,932,000.00	FLT / MEZ	38 - 73 / 38 - 94	4.24 / 4.46	3.75	A- / Ba1
M-11(5,6)	6,602,000.00	FLT / MEZ	37 - 73 / 37 - 86	4.24 / 4.36	2.75	BBB / Ba2

Notes:
(1)	The Certificates are backed by the cash flow from a pool of conforming and non-conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans.
(2)	The Certificates will be subject to the Net WAC Rate Cap as described herein.
(3)	Subject to a variance of plus or minus 5%.
(4)	See the Pricing Speed below.
(5)

After the Optional Termination Date, the margin on each of the Class A Certificates will increase to 2.0 times their initial margin and the margin on each of the Class M Certificates will increase to 1.5 times their initial margin.

(6)	The Class M Certificates are not expected to receive any principal distributions prior to the Stepdown Date.

Pricing Speed
Fixed-Rate Mortgage Loans	4.6% CPR increasing to 23% CPR over 12 months and 23% CPR thereafter.
Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly to 30% CPR in month 12, remaining at 30% CPR through month 22, 50% CPR from month 23 to 27 and 35% CPR in month 28 and thereafter.

Transaction Highlights

•

The Mortgage Loans consist of subprime fixed and adjustable rate, fully-amortizing and balloon, interest-only, first and second lien residential Mortgage Loans originated by Fremont Investment & Loan, Novelle Financial Services, Inc., First Street Financial, Inc., National City Mortgage Co., Equity Financial Inc. and Dream House Mortgage Corp.

•	The transaction consists of a Senior / Mezz / OC structure.
•

The Credit Enhancement for the Certificates will be provided through Subordination, Overcollateralization of approximately 2.75% of the mortgage balance as of the Cut-off Date, Excess Spread, Interest Rate Swap and Interest Rate Cap.

•

Approximately 69.61% of the Mortgage Loans will be serviced by Wells Fargo Bank, N.A. (rated “SQ1” by Moody’s and “Strong” by S&P) and approximately 30.39% of the Mortgage Loans will be serviced by JPMorgan Chase Bank, N.A. (rated “SQ1” by Moody’s and “Strong” by S&P). Wells Fargo Bank, N.A. will act as Master Servicer.

•	None of the Mortgage Loans will be covered by Mortgage Insurance.
•	None of the Mortgage Loans are classified as “High Cost” loans.
•	The Class A and Class M Certificates are expected to be ERISA eligible, subject to certain investor-based qualifications.
•	None of the Certificates will be SMMEA eligible.
•	All numbers and percentages herein relating to the Mortgage Loans are as of the Cut-off Date.
•	The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.
•	Bloomberg: MABS 2006-HE1
•	Intex: MABS06HE1

Mortgage Pool Summary	MABS 2006-HE1 Mortgage Loans
	Adjustable Rate	Fixed Rate	Aggregate
Cut-off Date Balance	$545,388,071	$114,844,180	$660,232,251
Number of Loans	2,219	1,433	3,652
Average Loan Balance	$245,781	$80,142	$180,786
Wtd. Avg. Gross Coupon	7.315%	9.082%	7.622%
Wtd. Avg. FICO	623	650	628
Wtd. Avg. Original LTV(1)	77.90%	90.36%	80.07%
Wtd. Avg. Stated Rem Term (months)	356	323	351
Wtd. Avg. Seasoning (months)	4	3	3
Wtd. Avg. Months to Next Adj. Date	22	N/A	22
Wtd. Avg. Margin	5.588%	N/A	5.588%
Wtd. Avg. Initial Rate Cap	2.295%	N/A	2.295%
Wtd. Avg. Periodic Rate Cap	1.352%	N/A	1.352%
Wtd. Avg. Maximum Rate	13.315%	N/A	13.315%
Wtd. Avg. Minimum Rate	7.311%	N/A	7.311%
(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Transaction Overview
Issuer:	MASTR Asset Backed Securities Trust 2006-HE1.
Depositor:	Mortgage Asset Securitization Transactions, Inc.
Originators:	Fremont Investment & Loan, Novelle Financial Services, Inc., First Street Financial, Inc., National City Mortgage Co., Equity Financial Inc. and Dream House Mortgage Corp.
Servicers:	Wells Fargo Bank, N.A. (rated “SQ1” by Moody’s and “Strong” by S&P) and JPMorgan Chase Bank N.A. (rated “SQ1” by Moody’s and “Strong” by S&P).
Master Servicer:	Wells Fargo Bank, N.A.
Credit Risk Manager:	Clayton Fixed Income Services, formerly known as The Murrayhill Company.
Trust Administrator and Swap Administrator:	Wells Fargo Bank, N.A.
Trustee:	US Bank, National Association
Swap Providers:	Bear Stearns Financial Products Inc. and UBS AG.
Cap Provider:	[TBD]
Lead Underwriter:	UBS Securities LLC.
Class A Certificates:	The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates.
Class M Certificates:

The Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates.

Offered Certificates:	The Class A Certificates and the M Certificates.
Retained Certificates:	The Class CE Certificates, Class P Certificates, Class R Certificates and Class R-X Certificates.
Collateral:	As of February 1, 2006, the Mortgage Loans will consist of approximately 3,652 adjustable-rate and fixed-rate, first and second lien, mortgage loans totaling approximately $660,232,251.
ERISA:	The Class A Certificates and the Class M Certificates are expected to be ERISA eligible, subject to certain investor-based qualifications.
SMMEA:	None of the Certificates will constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).
Taxation:	Designated portions of the Trust will be established as one or more REMICs for federal income tax purposes.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Transaction Overview
Expected Pricing Date:	February [23], 2006
Expected Closing Date:	February 27, 2006
Legal Final Maturity Date:	January 25, 2036
Cut-off Date:	February 1, 2006
Record Date:	The business day immediately preceding each Distribution Date.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in March 2006.
Determination Date:

The Determination Date with respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:

The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:

The Prepayment Period with respect to any Distribution Date commences on the 16th day of the calendar month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, from February 1, 2006) and ending on the 15th day of the calendar month in which such Distribution Date occurs for principal prepayments in full, and the calendar month preceding the month in which such Distribution Date occurs for any partial prepayments.

Interest Accrual Period:

Interest will initially accrue from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date based on an actual/360 day basis. The Class A Certificates and the Class M Certificates will initially settle flat (no accrued interest).

Optional Termination:

The majority holder of the Class CE Certificates (unless such majority holder is the Seller or an affiliate of the Seller), or if such majority holder fails to exercise such option, the Master Servicer (or if the Master Servicer fails to exercise its option, the NIMS Insurer, if any), may purchase all of the Mortgage Loans and REO properties and retire the certificates on or after the Optional Termination Date.

Optional Termination Date:

The first Distribution Date on which the aggregate principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Net Monthly Excess Cashflow:

For any Distribution Date, the sum of (x) any Overcollateralization Reduction Amount and (y) the excess of the Available Funds, net of any Net Swap Payment or Swap Termination Payment owed to either Swap Provider (other than certain swap termination payments resulting from an event of default or certain termination events with respect to such Swap Provider), if any, over the sum of (i) the monthly interest accrued and any unpaid interest on the Class A Certificates and the monthly interest accrued on the Class M Certificates and (ii) the principal remittance amount.

Credit Enhancement
Credit Enhancement:	1) Excess Spread 2) Net Swap Payments received from the Swap Provider 3) Interest Rate Cap 4) Overcollateralization (“OC”) 5) Subordination
Overcollateralization Target Amount:

With respect to any Distribution Date, (i) prior to the Stepdown Date an amount equal to approximately 2.75% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date (ii) on or after Stepdown Date if there is no Trigger Event, approximately 5.50% of the then current aggregate outstanding principal balance of the Mortgage Loans but not less than 0.50% of the balance of the Mortgage Loans as of the Cut-off Date, and (iii) if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. The Overcollateralization Target Amount for the Class A Certificates and Class M Certificates will be fully funded on the Closing Date.

Overcollateralization Reduction Amount:

With respect to any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date:

The earlier to occur of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in March 2009 and (B) the date that the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) for the Class A Certificates is greater than or equal to approximately 47.00%.

Credit Enhancement Percentage:

The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (including the OC) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of Principal Distribution Amount on the Distribution Date.

	CRedit Enhancement Percentage
Class	As of Closing Date	After Stepdown Date
A	23.50%	47.00%
M-1	19.65%	39.30%
M-2	16.15%	32.30%
M-3	13.95%	27.90%
M-4	12.10%	24.20%
M-5	10.35%	20.70%
M-6	8.75%	17.50%
M-7	7.25%	14.50%
M-8	5.90%	11.80%
M-9	4.80%	9.60%
M-10	3.75%	7.50%
M-11	2.75%	5.50%

Credit Enhancement
Trigger Event:

With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:

(a)        the percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties and (iii) Mortgage Loans in foreclosure and in bankruptcy by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period, exceeds a percentage (as specified in the Pooling and Servicing Agreement) of the Credit Enhancement Percentage. In the case of the Class A Certificates, the percentage will be [40.50%]; or

(b)        the aggregate amount of realized loss incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages as set forth below with respect to such Distribution Date:

	Payment Date Occurring in	Percentage
	March 2008 through February 2009	[1. 50%] for the first month, plus an additional 1/12th of [1.85%] for each month thereafter
	March 2009 through February 2010	[3.35%] for the first month, plus an additional 1/12th of [1.90%] for each month thereafter
	March 2010 through February 2011	[5.25%] for the first month, plus an additional 1/12th of [1.55%] for each month thereafter
	March 2011 through February 2012	[6.80%] for the first month, plus an additional 1/12th of [0.80%] for each month thereafter
	March 2012 through February 2013	[7.60%] for the first month, plus an additional 1/12th of [0.05%] for each month thereafter
	March 2013 and thereafter	[7.65%]

Payment of Interest
Interest Payment Priority:	On each Distribution Date, the Interest Remittance Amounts will be distributed in the following order of priority:
(i)

from Interest Remittance Amount, to pay any Net Swap Payment or Swap Termination Payment owed to either Swap Provider (other than certain swap termination payments resulting from an event of default or certain termination events with respect to such swap provider);

	(ii)	from the remaining Interest Remittance Amount, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates pro rata, the Senior Interest Distribution Amount;
	(iii)	to the holders of the Class M-1 Certificates, the Interest Distribution Amount for such class;
	(iv)	to the holders of the Class M-2 Certificates, the Interest Distribution Amount for such class;
	(v)	to the holders of the Class M-3 Certificates, the Interest Distribution Amount for such class;
	(vi)	to the holders of the Class M-4 Certificates, the Interest Distribution Amount for such class;
	(vii)	to the holders of the Class M-5 Certificates, the Interest Distribution Amount for such class;
	(viii)	to the holders of the Class M-6 Certificates, the Interest Distribution Amount for such class;
	(ix)	to the holders of the Class M-7 Certificates, the Interest Distribution Amount for such class;
	(x)	to the holders of the Class M-8 Certificates, the Interest Distribution Amount for such class;
	(xi)	to the holders of the Class M-9 Certificates, the Interest Distribution Amount for such class;
	(xii)	to the holders of the Class M-10 Certificates, the Interest Distribution Amount for such class; and
	(xiii)	to the holders of the Class M-11 Certificates, the Interest Distribution Amount for such class.
Servicing Advances:

The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable. The Servicer is entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:

The Pass-Through Rate on any Distribution Date with respect to each class of Certificates will equal the lesser of (a) the related Formula Rate for such distribution date and (b) the Net WAC Rate Cap for such Distribution Date.

Formula Rate:

The Formula Rate for each class of Certificates will equal the lesser of (a) 1-Month LIBOR as of the related LIBOR Determination Date plus the applicable certificate margin and (b) the related Maximum Cap Rate.

Administrative Fees:

The Servicing Fee calculated at the Servicing Fee Rate of 0.500% per annum, Master Servicing Fee Rate calculated at the Master Servicing fee Rate of 0.005% per annum and the Credit Risk Manager Fee calculated at the Credit Risk Manager Fee Rate of 0.0125% per annum. Administrative Fees will be paid monthly based on the stated principal balance of the Mortgage Loans.

Payment of Interest
Expense Adjusted Net Mortgage Rates:

The per annum rate equal to the weighted average of the mortgage rates of each Mortgage Loan minus (a) the Servicing Fee Rate, (b) the Master Servicing Fee Rate and (c) the Credit Risk Manager Fee Rate.

Expense Adjusted Net Maximum Mortgage Rate:

The per annum rate equal to the weighted average of the maximum mortgage rates (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the sum of (a) the Servicing Fee Rate, (b) the Master Servicing Fee Rate and (c) the Credit Risk Manager Fee Rate.

Interest Distribution Amount:

The Interest Distribution Amount for each of the Class A and Class M Certificates on any Distribution Date will be equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of Prepayment Interest Shortfalls not covered by Compensating Interest and shortfalls resulting from the application of the Relief Act in each case to the extent not allocated to interest accrued on the Class CE Certificates.

Senior Interest Distribution Amount:

The Senior Interest Distribution Amount with respect to the Class A Certificates on any Distribution Date will be equal to the sum of the Interest Distribution Amount for such Distribution Date and the Interest Carry Forward Amount, if any, for that Distribution Date.

Net WAC Rate Cap:

The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the (x) weighted average of the Expense Adjusted Net Mortgage Rates of the Mortgage Loans minus (y) the product of (i) Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made to the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans and (ii) 12 (the “Net Swap Payment Rate”).

Basis Risk Shortfall:

Because all of the adjustable-rate Mortgage Loans are based on six-month LIBOR, with most having delayed first adjustments, and because the pass-through rates on the Class A and Class M Certificates are based on one-month LIBOR, the application of the Net WAC Rate Cap could result in shortfalls of interest otherwise payable to such Certificates in certain periods. This may also occur if six-month LIBOR and one-month LIBOR rise quickly since the Mortgage Pool cash flows are constrained by interim caps. If Basis Risk Shortfalls occur, they will be carried forward (a “Net WAC Rate Carryover Amount”) and such shortfalls will be paid on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date.

Maximum Cap Rate:

The Maximum Cap Rate for any Distribution Date and each Class A and Class M Certificate is calculated in the same manner as the Net WAC Rate Cap, but based on the Expense Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Expense Adjusted Net Mortgage Rates of the applicable Mortgage Loans, plus, the product of (a) a fraction, the numerator of which is equal to the sum of the Net Swap Payment made by the Swap Provider and the Interest Rate Cap Payment, and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans and (b) 12.

Payment of Interest
Net WAC Rate Carryover Amount:

For any Distribution Date, (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Rate Cap, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate Cap, together with the unpaid portion of any such amounts from the prior Distribution Date and (ii) accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the Net WAC Rate Cap. The Net WAC Rate Carryover Amount will be distributed from certain amounts received from the Swap Agreements, Interest Rate Cap Agreement and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreements:

On the Closing Date, the Trust Administrator will enter into a two Swap Agreements with initial notional amounts of $524,236,000 and $135,996,000 and the Trust will be obligated to pay an amount equal to 4.644% per annum and 4.651% per annum, respectively, on the notional amounts as set forth in the Swap Agreements to the Swap Providers and the Trust will be entitled to receive amounts equal to one-month LIBOR on the notional amounts as set forth in the Swap Agreements from the Swap Providers, until the Swap Agreements are terminated. Only the net amount of the obligations will be paid by the appropriate party (“Net Swap Payments”). See the attached schedules.

Generally, the Net Swap Payments will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling and Servicing Agreement and a swap administration agreements and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

On each Distribution Date, amounts in deposit in the Swap Account will be distributed as follows:

(i)

from the Swap Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;

(ii)

from the Swap Account, to pay any principal first, on the Class A Certificates, pro rata, and second, on the Class M Certificates, sequentially, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iii)	from the Swap Account, to pay any Realized Losses remaining on the Class M Certificates, sequentially;
(iv)	from the Swap Account, to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and
(v)	from the Swap Account, to pay the Class CE Certificates as provided in the Pooling and Servicing Agreement.
Interest Rate Cap Agreement:	On each Distribution Date, amounts will be distributed as follows in each case after application of amounts received from the Swap Agreements:
(i)

to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;

(ii)

to pay any principal first, on the Class A Certificates, pro rata, and second, on the Class M Certificates, sequentially, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iii)	to pay any Realized Losses remaining on the Class M Certificates, sequentially;
(iv)	to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and
(v)	to pay the Class CE Certificates as provided in the Pooling and Servicing Agreement.

Payment of Principal
Principal Payment Priority:	On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount shall be distributed as follows:
(i)

from principal remittance, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider);

(ii)

Sequentially, to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, in that order, until the Certificate Principal Balances have been reduced to zero;

(iii)

to the holders of the Class M-1 Certificates, any Principal Distribution Amount remaining after the payment of (i) and (ii) above until the Certificate Principal Balance thereof has been reduced to zero;

(iv)

to the holders of the Class M-2 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii) and (iii) above until the Certificate Principal Balance thereof has been reduced to zero;

(v)

to the holders of the Class M-3 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii) and (iv) above until the Certificate Principal Balance thereof has been reduced to zero;

(vi)

to the holders of the Class M-4 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv) and (v) above until the Certificate Principal Balance thereof has been reduced to zero;

(vii)

to the holders of the Class M-5 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v) and (vi) above until the Certificate Principal Balance thereof has been reduced to zero;

(viii)

to the holders of the Class M-6 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi) and (vii) above until the Certificate Principal Balance thereof has been reduced to zero;

(ix)

to the holders of the Class M-7 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above until the Certificate Principal Balance thereof has been reduced to zero;

(x)

to the holders of the Class M-8 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above until the Certificate Principal Balance thereof has been reduced to zero;

(xi)

to the holders of the Class M-9 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above until the Certificate Principal Balance thereof has been reduced to zero;

(xii)

to the holders of the Class M-10 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) above until the Certificate Principal Balance thereof has been reduced to zero; and

(xiii)

to the holders of the Class M-11 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) above until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Payment Priority: (continued)	On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount shall be distributed as follows:
(i)

from principal remittance, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider);

(ii)

Sequentially to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, in that order, up to the Class A Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero ;

	(iii)	to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
	(iv)	to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
	(v)	to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
	(vi)	to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
	(vii)	to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
	(viii)	to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
	(ix)	to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
	(x)	to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
	(xi)	to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
	(xii)	to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and
	(xiii)	to the holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Distribution Amount:

The Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) any Overcollateralization Increase Amount for such Distribution Date MINUS any Overcollateralization Reduction Amount for such Distribution Date.

Class A Principal Distribution Amount:

The “Class A Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 53.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,301,161.

Class M-1 Principal Distribution Amount:

The “Class M-1 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 60.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,301,161.

Class M-2 Principal Distribution Amount:

The “Class M-2 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A and Class M-1 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 67.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,301,161.

Class M-3 Principal Distribution Amount:

The “Class M-3 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, and Class M-2 Certificates (after taking into account the payment of the Class A, Class M-1, and Class M-2 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 72.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,301,161.

Class M-4 Principal Distribution Amount:

The “Class M-4 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 75.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,301,161.

Class M-5 Principal Distribution Amount:

The “Class M-5 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 79.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,301,161.

Payment of Principal
Class M-6 Principal Distribution Amount:

The “Class M-6 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 82.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,301,161.

Class M-7 Principal Distribution Amount:

The “Class M-7 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 85.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,301,161.

Class M-8 Principal Distribution Amount:

The “Class M-8 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,301,161.

Class M-9 Principal Distribution Amount:

The “Class M-9 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,301,161.

Class M-10 Principal Distribution Amount:

The “Class M-10 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,301,161.

Class M-11 Principal Distribution Amount:

The “Class M-11 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,301,161.

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions:	With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:
(i)

to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, which shall be paid as part of the related Principal Distribution Amount;

	(ii)	to the holders of the Class M-1 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;
	(iii)	to the holders of the Class M-1 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(iv)	to the holders of the Class M-2 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;
	(v)	to the holders of the Class M-2 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(vi)	to the holders of the Class M-3 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;
	(vii)	to the holders of the Class M-3 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(viii)	to the holders of the Class M-4 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;
	(ix)	to the holders of the Class M-4 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(x)	to the holders of the Class M-5 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;
	(xi)	to the holders of the Class M-5 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(xii)	to the holders of the Class M-6 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;
	(xiii)	to the holders of the Class M-6 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(xiv)	to the holders of the Class M-7 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;
	(xv)	to the holders of the Class M-7 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(xvi)	to the holders of the Class M-8 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;
	(xvii)	to the holders of the Class M-8 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(xviii)	to the holders of the Class M-9 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;
	(xix)	to the holders of the Class M-9 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(xx)	to the holders of the Class M-10 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;
	(xxi)	to the holders of the Class M-10 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(xxii)	to the holders of the Class M-11 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;
	(xxiii)	to the holders of the Class M-11 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xiv)

to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required, to distribute to the holders of the Class A and the Class M Certificates any Net WAC Rate Carryover Amounts for such classes;

	(xv)	to the Swap Provider, any Swap Termination Payments resulting from an event of default or certain termination events with the respect to the Swap Provider; and
	(xvi)	to the holders of the Class CE, Class R and Class P Certificates as provided in the Pooling and Servicing Agreement.

Description Of The Total Collateral

Collateral Summary
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their February 1, 2006 scheduled balances respectively (except for FICO which is based at origination.)
	Summary Statistics		Range (if applicable)
Number of Mortgage Loans:	3,652
Aggregate Current Principal Balance:	$660,232,251		$4,935	-	$972,986
Average Current Principal Balance:	$180,786
Aggregate Original Principal Balance:	$661,574,574		$5,000	-	$976,000
Average Original Principal Balance:	$181,154
Balloon Loans	6.13%
Fully Amortizing Mortgage Loans:	93.87%
Interest Only Loans:	25.39%
1st Lien:	88.88%
Wtd. Avg. Gross Coupon:	7.622%		5.125%	-	13.750%
Wtd. Avg. Original Term (months):	354		60	-	360
Wtd. Avg. Remaining Term (months):	351		56	-	358
Margin (ARM Loans Only):	5.588%		2.893%	-	8.000%
Maximum Interest Rate (ARM Loans Only):	13.315%		11.125%	-	18.200%
Minimum Interest Rate (ARM Loans Only):	7.311%		5.125%	-	12.200%
Wtd. Avg. Original LTV(1):	80.07%		24.35%	-	100.00%
Wtd. Avg. Borrower FICO:	628		501	-	810
Geographic Distribution (Top 5):	California	39.31%
	Florida	11.20%
	New York	6.97%
	Maryland	6.96%
	New Jersey	4.41%

(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Description of the Total Mortgage Loans

Distribution By Original Principal Balance
Original Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2nd Lien
50,000 or less	633	18,286,849	2.77	28,889	10.452	98.66	634	64.26	98.44
50,001 - 100,000	735	55,799,733	8.45	75,918	9.375	89.07	635	48.54	59.48
100,001 - 150,000	606	74,769,516	11.32	123,382	8.175	81.35	625	56.77	22.46
150,001 - 200,000	484	84,203,627	12.75	173,974	7.579	77.19	615	62.89	5.49
200,001 - 250,000	312	69,927,849	10.59	224,128	7.421	77.01	618	57.85	0.32
250,001 - 300,000	233	64,110,514	9.71	275,152	7.178	77.80	629	54.88	0.90
300,001 - 350,000	170	55,175,387	8.36	324,561	7.208	78.11	623	48.26	0.00
350,001 - 400,000	144	53,661,016	8.13	372,646	7.158	77.87	624	35.18	0.00
400,001 - 450,000	97	41,353,885	6.26	426,329	7.140	80.17	636	49.57	0.00
450,001 - 500,000	61	28,833,545	4.37	472,681	7.082	79.84	640	40.74	0.00
500,001 - 550,000	43	22,569,648	3.42	524,876	6.878	77.70	652	48.69	0.00
550,001 - 600,000	38	21,964,531	3.33	578,014	6.925	81.52	648	36.70	0.00
600,001 - 650,000	14	8,724,627	1.32	623,188	7.125	81.42	654	35.56	0.00
650,001 - 700,000	23	15,458,056	2.34	672,089	7.053	79.06	629	25.92	0.00
700,001 - 750,000	44	32,283,796	4.89	733,723	7.302	79.52	627	31.83	0.00
750,001 - 800,000	3	2,393,042	0.36	797,681	7.301	81.40	662	33.32	0.00
800,001 - 850,000	4	3,374,950	0.51	843,738	7.098	76.69	637	49.84	0.00
850,001 - 900,000	4	3,523,675	0.53	880,919	7.227	67.81	599	50.26	0.00
900,001 - 950,000	2	1,885,016	0.29	942,508	7.423	72.40	574	100.00	0.00
950,001 - 1,000,000	2	1,932,986	0.29	966,493	6.786	80.00	648	0.00	0.00
Total:	3,652	660,232,251	100.00	180,786	7.622	80.07	628	50.01	11.12

Description of the Total Mortgage Loans

Distribution By Current Unpaid Principal Balance
Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2nd Lien
50,000 or less	635	18,386,712	2.78	28,955	10.453	98.64	634	64.18	98.18
50,001 - 100,000	733	55,699,871	8.44	75,989	9.372	89.06	635	48.54	59.50
100,001 - 150,000	610	75,365,717	11.42	123,550	8.173	81.37	626	56.72	22.48
150,001 - 200,000	482	84,006,116	12.72	174,287	7.574	77.16	615	62.92	5.32
200,001 - 250,000	311	69,778,987	10.57	224,370	7.423	76.99	618	58.05	0.32
250,001 - 300,000	233	64,160,634	9.72	275,368	7.175	77.80	629	54.91	0.90
300,001 - 350,000	170	55,225,099	8.36	324,854	7.207	78.20	622	48.31	0.00
350,001 - 400,000	143	53,311,358	8.07	372,807	7.161	77.76	625	34.76	0.00
400,001 - 450,000	98	41,773,971	6.33	426,265	7.128	80.27	636	50.08	0.00
450,001 - 500,000	60	28,413,459	4.30	473,558	7.099	79.69	639	39.87	0.00
500,001 - 550,000	43	22,569,648	3.42	524,876	6.878	77.70	652	48.69	0.00
550,001 - 600,000	38	21,964,531	3.33	578,014	6.925	81.52	648	36.70	0.00
600,001 - 650,000	14	8,724,627	1.32	623,188	7.125	81.42	654	35.56	0.00
650,001 - 700,000	23	15,458,056	2.34	672,089	7.053	79.06	629	25.92	0.00
700,001 - 750,000	44	32,283,796	4.89	733,723	7.302	79.52	627	31.83	0.00
750,001 - 800,000	3	2,393,042	0.36	797,681	7.301	81.40	662	33.32	0.00
800,001 - 850,000	3	2,524,950	0.38	841,650	7.089	80.07	648	66.62	0.00
850,001 - 900,000	5	4,373,675	0.66	874,735	7.207	67.59	601	40.49	0.00
900,001 - 950,000	2	1,885,016	0.29	942,508	7.423	72.40	574	100.00	0.00
950,001 - 1,000,000	2	1,932,986	0.29	966,493	6.786	80.00	648	0.00	0.00
Total:	3,652	660,232,251	100.00	180,786	7.622	80.07	628	50.01	11.12

Distribution By Originator
Originator	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2nd Lien
Fremont Investment & Loan	2,740	459,580,941	69.61	167,730	7.672	79.49	628	51.92	12.58
Impac/Novelle	832	182,752,830	27.68	219,655	7.507	81.84	625	46.83	7.73
First Street Financial	77	17,197,095	2.60	223,339	7.506	76.60	642	31.96	8.51
Equity Financial Inc.	1	320,390	0.05	320,390	6.990	70.00	560	100.00	0.00
Dream House Mortgage Corp.	1	222,987	0.03	222,987	8.375	80.00	552	0.00	0.00
National City Mortgage	1	158,008	0.02	158,008	9.000	100.00	636	100.00	0.00
Total:	3,652	660,232,251	100.00	180,786	7.622	80.07	628	50.01	11.12

Description of the Total Mortgage Loans

Distribution By Gross Coupon
Gross Coupon (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2nd Lien
5.001 - 5.500	17	6,076,331	0.92	357,431	5.392	78.24	679	90.92	0.00
5.501 - 6.000	121	38,719,148	5.86	319,993	5.847	78.57	662	71.18	0.00
6.001 - 6.500	290	84,851,152	12.85	292,590	6.329	77.47	652	63.17	0.00
6.501 - 7.000	557	144,981,694	21.96	260,290	6.822	77.79	636	57.97	0.00
7.001 - 7.500	441	107,295,303	16.25	243,300	7.295	78.45	623	54.47	0.00
7.501 - 8.000	406	98,581,768	14.93	242,812	7.787	77.16	612	35.27	0.06
8.001 - 8.500	231	47,933,266	7.26	207,503	8.285	78.55	597	34.29	0.66
8.501 - 9.000	256	36,475,761	5.52	142,483	8.778	78.82	593	42.88	14.70
9.001 - 9.500	263	23,998,343	3.63	91,248	9.288	90.43	629	40.61	50.85
9.501 - 10.000	258	22,890,914	3.47	88,724	9.859	93.10	649	17.71	68.56
10.001 - 10.500	170	13,260,336	2.01	78,002	10.305	93.44	627	32.60	78.64
10.501 - 11.000	237	14,747,954	2.23	62,228	10.811	92.32	610	55.60	77.65
11.001 - 11.500	225	12,840,186	1.94	57,067	11.256	94.48	613	46.11	86.25
11.501 - 12.000	98	6,106,173	0.92	62,308	11.795	94.33	615	21.82	89.31
12.001 - 12.500	73	1,368,635	0.21	18,748	12.248	94.05	604	38.52	92.41
12.501 - 13.000	4	46,356	0.01	11,589	12.818	90.92	605	80.84	100.00
13.001 - 13.500	4	52,746	0.01	13,187	13.250	91.40	598	72.38	100.00
13.501 - 14.000	1	6,186	0.00	6,186	13.750	80.00	564	100.00	100.00
Total:	3,652	660,232,251	100.00	180,786	7.622	80.07	628	50.01	11.12

Description of the Total Mortgage Loans

Distribution By FICO
FICO	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2nd Lien
500 - 519	73	14,090,401	2.13	193,019	8.746	67.27	511	76.66	0.00
520 - 539	128	25,841,021	3.91	201,883	8.332	70.41	531	60.50	0.00
540 - 559	180	34,808,472	5.27	193,380	8.177	71.03	549	47.48	0.66
560 - 579	213	37,907,705	5.74	177,970	7.897	74.03	569	48.83	1.38
580 - 599	433	76,561,160	11.60	176,816	7.683	79.00	589	54.03	6.92
600 - 619	577	104,024,238	15.76	180,285	7.571	79.93	609	55.70	9.08
620 - 639	652	108,510,387	16.44	166,427	7.793	82.20	630	45.82	16.97
640 - 659	480	84,057,313	12.73	175,119	7.427	82.26	648	48.64	15.17
660 - 679	345	61,433,116	9.30	178,067	7.277	83.76	669	52.23	16.26
680 - 699	269	56,510,119	8.56	210,075	7.114	82.87	689	41.59	13.01
700 - 719	109	20,348,625	3.08	186,685	7.194	85.51	708	42.12	16.29
720 - 739	83	15,726,795	2.38	189,479	7.474	85.72	728	38.69	17.52
740 - 759	45	8,158,898	1.24	181,309	7.201	82.84	750	42.12	16.86
760 - 779	34	7,471,166	1.13	219,740	7.048	83.00	770	43.33	8.32
780 - 799	22	3,510,475	0.53	159,567	8.120	87.62	786	38.76	30.74
800 - 819	9	1,272,358	0.19	141,373	8.834	76.64	805	42.09	20.56
Total:	3,652	660,232,251	100.00	180,786	7.622	80.07	628	50.01	11.12

Distribution By Lien Status
Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2nd Lien
First	2,393	586,815,771	88.88	245,222	7.285	77.65	625	51.01	0.00
Second	1,259	73,416,480	11.12	58,313	10.314	99.35	651	42.01	100.00
Total:	3,652	660,232,251	100.00	180,786	7.622	80.07	628	50.01	11.12

Description of the Total Mortgage Loans

Distribution By Original LTV (1)
Original LTV (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2nd Lien
50.00 or less	78	12,917,711	1.96	165,612	7.599	41.91	578	59.84	0.00
50.01 - 55.00	37	7,779,266	1.18	210,250	7.304	52.97	583	45.39	0.00
55.01 - 60.00	73	15,259,936	2.31	209,040	7.538	58.51	597	40.92	0.00
60.01 - 65.00	138	30,211,578	4.58	218,924	8.010	63.49	585	39.67	0.00
65.01 - 70.00	207	49,182,822	7.45	237,598	7.573	68.79	599	38.87	0.00
70.01 - 75.00	181	47,795,506	7.24	264,064	7.516	74.03	591	49.33	0.47
75.01 - 80.00	1,289	319,271,811	48.36	247,690	7.033	79.76	639	54.02	0.00
80.01 - 85.00	115	29,838,562	4.52	259,466	7.377	84.20	616	47.40	0.23
85.01 - 90.00	188	41,261,712	6.25	219,477	7.517	89.72	632	60.67	2.95
90.01 - 95.00	249	30,779,745	4.66	123,613	8.165	94.58	641	46.24	14.94
95.01 - 100.00	1,097	75,933,601	11.50	69,219	10.030	99.89	653	42.31	88.63
Total:	3,652	660,232,251	100.00	180,786	7.622	80.07	628	50.01	11.12

(1)	References to loan-to-value are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution By Documentation
S&P Documentation	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2nd Lien
Full Doc (Z)	2,010	330,201,207	50.01	164,279	7.339	80.07	623	100.00	9.34
Limited Doc (Y)	380	78,522,882	11.89	206,639	7.250	80.53	635	0.00	11.05
No Doc (C)	21	3,990,000	0.60	190,000	8.201	88.23	691	0.00	0.00
Reduced Doc (X)	24	7,936,328	1.20	330,680	7.482	85.32	637	0.00	0.63
Stated Doc (V)	1,217	239,581,834	36.29	196,863	8.130	79.60	631	0.00	14.13
Total:	3,652	660,232,251	100.00	180,786	7.622	80.07	628	50.01	11.12

Description of the Total Mortgage Loans

Distribution By Loan Purpose
Loan Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2nd Lien
Purchase	2,082	305,575,913	46.28	146,770	7.807	83.81	643	49.48	19.46
Cash Out Refi	1,253	287,771,238	43.59	229,666	7.424	76.91	615	50.25	3.11
Debt Consolidation	179	37,323,613	5.65	208,512	7.634	76.01	606	55.57	7.03
Rate & Term Refi	84	17,078,546	2.59	203,316	7.887	80.87	615	40.37	11.64
Home Improvement	54	12,482,941	1.89	231,166	7.260	72.25	615	54.11	3.11
Total:	3,652	660,232,251	100.00	180,786	7.622	80.07	628	50.01	11.12

Distribution By Property Type
Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2nd Lien
Single Family	2,992	528,727,277	80.08	176,714	7.612	80.04	626	51.38	11.10
Two Family	238	43,907,191	6.65	184,484	7.805	80.65	634	42.55	16.10
Condominium	259	41,787,731	6.33	161,343	7.670	80.15	640	54.10	12.42
Pud	89	24,735,658	3.75	277,929	7.403	82.15	627	42.85	6.89
Three Family	25	8,653,264	1.31	346,131	7.741	75.74	626	18.20	2.50
Four Family	18	5,775,274	0.87	320,849	7.873	72.62	641	42.21	0.34
Pud Detached	23	5,182,359	0.78	225,320	7.336	82.18	633	48.13	8.53
High Rise Condo (gt 8 floors)	3	607,177	0.09	202,392	7.055	85.37	643	27.23	0.00
Pud Attached	2	524,845	0.08	262,422	7.579	84.00	641	0.00	19.98
Townhouse	3	331,475	0.05	110,492	8.578	73.17	568	0.00	0.00
Total:	3,652	660,232,251	100.00	180,786	7.622	80.07	628	50.01	11.12

Distribution By Occupancy Status
Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2nd Lien
Owner Occupied	3,371	614,570,604	93.08	182,311	7.592	80.36	626	52.16	11.85
Investor Occupied	244	36,681,571	5.56	150,334	8.161	75.64	653	23.17	1.65
Second Home	37	8,980,077	1.36	242,705	7.471	78.15	659	12.86	0.00
Total:	3,652	660,232,251	100.00	180,786	7.622	80.07	628	50.01	11.12

Description of the Total Mortgage Loans

Distribution By State
State	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO
								% Full Doc Loan (S&P)	% 2nd Lien
Southern California	664	172,142,121	26.07	259,250	7.425	79.60	632	45.79	11.79
Northern California	323	87,420,875	13.24	270,653	7.287	80.23	637	49.07	10.09
Florida	499	73,958,594	11.20	148,214	7.752	79.55	622	49.81	8.91
New York	193	45,998,018	6.97	238,332	7.853	81.00	627	35.87	15.81
Maryland	255	45,935,810	6.96	180,140	7.723	79.47	619	60.86	9.41
New Jersey	142	29,099,599	4.41	204,927	7.947	79.24	630	44.28	10.81
Virginia	119	24,305,202	3.68	204,245	7.705	79.26	611	45.27	9.99
Illinois	194	24,001,011	3.64	123,717	7.712	81.71	631	58.35	13.12
Arizona	92	14,796,833	2.24	160,835	7.707	78.94	623	48.75	7.76
Nevada	59	11,947,291	1.81	202,496	7.749	79.35	627	45.37	9.97
Other	1,112	130,626,898	19.78	117,470	7.791	80.97	625	58.68	11.52
Total:	3,652	660,232,251	100.00	180,786	7.622	80.07	628	50.01	11.12

Distribution By Zip Code
Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO
								% Full Doc Loan (S&P)	% 2nd Lien
92562	9	3,684,348	0.56	409,372	8.028	81.11	621	29.52	13.07
92705	5	3,275,860	0.50	655,172	7.584	65.17	611	65.67	6.86
94531	6	2,433,710	0.37	405,618	7.197	84.83	637	63.64	3.59
95608	10	2,345,532	0.36	234,553	7.586	83.55	632	100.00	14.85
91761	9	2,251,653	0.34	250,184	6.858	77.65	636	38.89	7.05
20772	9	2,241,540	0.34	249,060	8.231	80.12	589	89.32	2.00
20721	7	2,217,670	0.34	316,810	7.485	70.94	604	49.60	0.00
92509	10	2,141,569	0.32	214,157	7.309	80.63	635	68.77	14.52
90712	6	2,110,492	0.32	351,749	8.238	81.31	629	21.38	11.78
92882	9	2,108,478	0.32	234,275	7.816	88.24	646	24.16	22.31
Other	3,572	635,421,397	96.24	177,890	7.621	80.11	628	49.83	11.18
Total:	3,652	660,232,251	100.00	180,786	7.622	80.07	628	50.01	11.12

Distribution By Original Term
	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO
Original Term (months)								% Full Doc Loan (S&P)	% 2nd Lien
180 or less	426	20,521,529	3.11	48,173	10.428	95.54	653	46.55	92.60
181 - 240	9	533,299	0.08	59,255	7.952	84.70	652	94.62	44.28
301 - 360	3,217	639,177,423	96.81	198,687	7.532	79.56	627	50.09	8.48
Total:	3,652	660,232,251	100.00	180,786	7.622	80.07	628	50.01	11.12

Description of the Total Mortgage Loans

Distribution By Remaining Term
	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO
Remaining Term (months)								% Full Doc Loan (S&P)	% 2nd Lien
180 or less	426	20,521,529	3.11	48,173	10.428	95.54	653	46.55	92.60
181 - 240	9	533,299	0.08	59,255	7.952	84.70	652	94.62	44.28
301 - 360	3,217	639,177,423	96.81	198,687	7.532	79.56	627	50.09	8.48
Total:	3,652	660,232,251	100.00	180,786	7.622	80.07	628	50.01	11.12

Distribution By Product Type
Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO
								% Full Doc Loan (S&P)	% 2nd Lien
10 YR FIXED	111	1,232,265	0.19	11,101	11.310	93.49	627	71.41	90.12
15YR BALLOON	197	15,595,716	2.36	79,166	10.639	98.98	662	40.02	100.00
15YR FXD	118	3,693,548	0.56	31,301	9.240	81.71	619	65.82	62.19
1/6 MONTH LIBOR	1	91,458	0.01	91,458	8.125	69.95	692	0.00	0.00
20YR FXD	9	533,299	0.08	59,255	7.952	84.70	652	94.62	44.28
2/6 MONTH LIBOR	1,552	335,447,193	50.81	216,139	7.530	76.38	611	50.87	0.00
2/6 MONTH LIBOR - 40 YR	70	22,238,435	3.37	317,692	7.672	76.87	642	22.37	0.00
2/6 MONTH LIBOR - 60 MONTH IO	464	150,824,415	22.84	325,053	6.830	81.16	646	56.76	0.00
2/6 MONTH LIBOR -120 MONTH IO	1	480,000	0.07	480,000	6.990	80.00	612	0.00	0.00
30YR FXD	987	89,713,007	13.59	90,895	8.890	89.73	648	45.78	60.39
30YR FXD - 60 MONTH IO	5	1,626,698	0.25	325,340	6.497	79.72	653	48.36	0.00
30YR FXD -120 MONTH IO	2	815,000	0.12	407,500	6.572	83.54	649	100.00	0.00
3/6 MONTH LIBOR	70	15,647,727	2.37	223,539	7.463	78.94	615	44.54	0.00
3/6 MONTH LIBOR - 36 MONTH IO	1	392,000	0.06	392,000	7.350	80.00	655	0.00	0.00
3/6 MONTH LIBOR - 60 MONTH IO	29	10,376,369	1.57	357,806	7.066	81.43	650	38.03	0.00
5/6 MONTH LIBOR	18	5,196,143	0.79	288,675	6.722	76.62	645	45.80	0.00
5/6 MONTH LIBOR - 40 YR	2	1,029,091	0.16	514,546	6.648	80.00	667	30.28	0.00
5/6 MONTH LIBOR - 60 MONTH IO	9	3,122,247	0.47	346,916	6.270	74.43	625	82.34	0.00
6 MONTH LIBOR	2	542,993	0.08	271,497	7.991	76.87	594	15.56	0.00
BALLOON OTHER	4	1,634,647	0.25	408,662	6.879	76.12	686	0.00	0.00
Total:	3,652	660,232,251	100.00	180,786	7.622	80.07	628	50.01	11.12

Description of the Total Mortgage Loans

Distribution By Prepayment Penalty
Prepay Penalty (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO
								% Full Doc Loan (S&P)	% 2nd Lien
None	1,186	189,147,025	28.65	159,483	7.988	80.66	629	50.12	14.29
12	173	44,590,370	6.75	257,748	7.661	79.05	629	44.88	9.88
24	1,929	353,642,720	53.56	183,330	7.526	80.20	626	51.02	10.58
36	364	72,852,136	11.03	200,143	7.111	78.50	634	47.97	6.29
Total:	3,652	660,232,251	100.00	180,786	7.622	80.07	628	50.01	11.12

Distribution By Credit Grade
Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO
								% Full Doc Loan (S&P)	% 2nd Lien
A+X	1,389	297,566,297	45.07	214,231	7.144	78.59	637	56.03	1.95
ALTB,A	653	144,739,375	21.92	221,653	7.461	83.17	632	45.87	8.92
XTA	836	50,873,182	7.71	60,853	10.164	99.59	652	40.73	100.00
AXP	175	40,434,624	6.12	231,055	7.462	75.74	607	47.22	1.39
A-X	130	27,860,553	4.22	214,312	7.655	73.24	601	42.24	1.33
ALTB,A-	96	23,286,275	3.53	242,565	7.612	77.44	591	49.17	0.00
BXP	88	18,701,038	2.83	212,512	7.866	70.21	588	39.24	1.03
CXP	85	17,125,045	2.59	201,471	8.618	69.81	576	49.84	0.04
AA	59	12,376,330	1.87	209,768	7.445	79.21	657	27.87	11.83
ALTB,B	32	6,692,709	1.01	209,147	7.444	71.59	581	65.58	0.00
C-X	33	6,385,302	0.97	193,494	10.448	66.38	572	62.90	0.26
B	8	2,241,272	0.34	280,159	7.418	65.25	597	45.53	0.00
ALTB,C	12	2,125,735	0.32	177,145	7.689	61.30	562	90.93	0.00
NOCREDQUAL	6	1,672,080	0.25	278,680	6.802	82.98	660	61.67	5.78
EXPRESS2	7	1,613,342	0.24	230,477	8.353	83.86	657	0.00	0.00
A+	4	1,187,930	0.18	296,982	7.114	84.64	619	61.12	0.00
SCOREONE	16	1,117,393	0.17	69,837	10.920	98.71	664	28.49	100.00
EXPRESS1	5	1,007,390	0.15	201,478	7.826	90.34	740	0.00	0.00
A-	4	789,855	0.12	197,464	7.967	73.23	618	8.68	0.00
No Grade Available	3	701,385	0.11	233,795	7.883	79.94	575	68.21	0.00
DXP	4	634,899	0.10	158,725	9.983	72.07	551	68.89	0.00
SERIES3+	5	498,532	0.08	99,706	7.357	60.18	612	14.31	0.00
C	1	369,309	0.06	369,309	8.400	43.53	554	0.00	0.00
CX	1	232,400	0.04	232,400	10.600	70.00	611	100.00	0.00
Total:	3,652	660,232,251	100.00	180,786	7.622	80.07	628	50.01	11.12

Description of the Adjustable Mortgage Loans

Distribution By Next Adjustment Date
Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2nd Lien
March 1, 2006	1	458,490	0.08	458,490	8.175	80.00	596	0.00	0.00
July 1, 2006	1	84,503	0.02	84,503	6.990	59.86	580	100.00	0.00
October 1, 2006	1	91,458	0.02	91,458	8.125	69.95	692	0.00	0.00
November 1, 2006	1	355,162	0.07	355,162	6.750	80.00	610	100.00	0.00
March 1, 2007	1	158,008	0.03	158,008	9.000	100.00	636	100.00	0.00
April 1, 2007	1	520,000	0.10	520,000	7.250	80.00	655	0.00	0.00
July 1, 2007	4	885,099	0.16	221,275	7.359	78.90	607	0.00	0.00
August 1, 2007	33	9,550,414	1.75	289,406	6.501	83.49	644	55.54	0.00
September 1, 2007	172	48,898,381	8.97	284,293	7.099	80.54	624	40.48	0.00
October 1, 2007	434	104,690,372	19.20	241,222	7.332	77.99	618	53.53	0.00
November 1, 2007	1,441	343,932,608	63.06	238,676	7.382	77.21	623	52.21	0.00
August 1, 2008	5	1,283,576	0.24	256,715	6.585	90.90	626	67.44	0.00
September 1, 2008	24	5,312,997	0.97	221,375	6.803	83.61	633	46.84	0.00
October 1, 2008	30	8,655,213	1.59	288,507	7.268	78.47	626	43.51	0.00
November 1, 2008	40	10,724,076	1.97	268,102	7.667	77.57	629	35.40	0.00
December 1, 2008	1	440,234	0.08	440,234	7.400	90.00	667	0.00	0.00
September 1, 2010	5	1,460,887	0.27	292,177	5.843	77.53	647	77.50	0.00
October 1, 2010	11	3,917,111	0.72	356,101	6.479	74.54	650	67.56	0.00
November 1, 2010	13	3,969,484	0.73	305,345	6.911	77.49	629	37.38	0.00
Total:	2,219	545,388,071	100.00	245,781	7.315	77.90	623	50.88	0.00

Description of the Adjustable Mortgage Loans

Distribution By Margin
Margin (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2nd Lien
4.000 or less	36	10,762,132	1.97	298,948	5.711	77.46	670	67.12	0.00
4.001 - 4.500	111	33,832,055	6.20	304,793	6.074	78.09	659	69.28	0.00
4.501 - 5.000	273	70,645,512	12.95	258,775	6.527	78.63	646	68.33	0.00
5.001 - 5.500	410	104,789,821	19.21	255,585	6.989	77.98	633	56.61	0.00
5.501 - 6.000	687	175,976,143	32.27	256,152	7.314	79.84	624	46.62	0.00
6.001 - 6.500	331	77,444,708	14.20	233,972	7.872	77.66	601	42.82	0.00
6.501 - 7.000	363	69,748,103	12.79	192,144	8.811	72.58	583	34.20	0.00
7.001 - 7.500	7	2,051,124	0.38	293,018	7.911	70.39	609	7.70	0.00
7.501 - 8.000	1	138,472	0.03	138,472	9.700	85.00	613	0.00	0.00
Total:	2,219	545,388,071	100.00	245,781	7.315	77.90	623	50.88	0.00

Distribution By Life Minimum Rate
Life Minimum Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2nd Lien
5.001 - 5.500	16	5,939,207	1.09	371,200	5.390	78.20	679	90.71	0.00
5.501 - 6.000	109	34,840,495	6.39	319,638	5.840	78.50	659	69.55	0.00
6.001 - 6.500	255	75,446,416	13.83	295,868	6.341	78.14	650	60.91	0.00
6.501 - 7.000	509	132,948,029	24.38	261,195	6.828	78.39	636	58.51	0.00
7.001 - 7.500	404	98,492,851	18.06	243,794	7.302	78.63	623	56.27	0.00
7.501 - 8.000	387	94,628,552	17.35	244,518	7.790	77.22	611	35.59	0.00
8.001 - 8.500	222	46,648,195	8.55	210,127	8.283	78.59	595	34.56	0.00
8.501 - 9.000	160	29,266,747	5.37	182,917	8.761	74.68	576	37.91	0.00
9.001 - 9.500	64	11,518,867	2.11	179,982	9.234	81.04	584	21.87	0.00
9.501 - 10.000	44	7,086,544	1.30	161,058	9.744	79.01	574	20.32	0.00
10.001 - 10.500	15	2,832,618	0.52	188,841	10.342	71.16	545	28.53	0.00
10.501 - 11.000	16	3,217,531	0.59	201,096	10.855	65.93	550	44.78	0.00
11.001 - 11.500	12	1,765,096	0.32	147,091	11.257	62.19	597	72.09	0.00
11.501 - 12.000	5	653,009	0.12	130,602	11.776	64.32	551	49.08	0.00
12.001 - 12.500	1	103,914	0.02	103,914	12.200	65.00	531	0.00	0.00
Total:	2,219	545,388,071	100.00	245,781	7.315	77.90	623	50.88	0.00

Description of the Adjustable Mortgage Loans

Distribution By Life Maximum Rate
Life Maximum Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2nd Lien
11.001 - 11.500	16	5,939,207	1.09	371,200	5.390	78.20	679	90.71	0.00
11.501 - 12.000	116	36,113,950	6.62	311,327	5.899	78.50	658	68.37	0.00
12.001 - 12.500	252	75,018,819	13.76	297,694	6.333	78.13	650	61.13	0.00
12.501 - 13.000	505	131,927,023	24.19	261,242	6.823	78.38	636	58.53	0.00
13.001 - 13.500	397	96,901,051	17.77	244,083	7.293	78.64	623	56.69	0.00
13.501 - 14.000	388	95,366,809	17.49	245,791	7.792	77.17	610	35.65	0.00
14.001 - 14.500	224	47,041,903	8.63	210,008	8.276	78.79	595	34.85	0.00
14.501 - 15.000	161	29,363,885	5.38	182,384	8.753	74.69	578	38.02	0.00
15.001 - 15.500	65	11,767,872	2.16	181,044	9.204	80.48	585	20.92	0.00
15.501 - 16.000	44	6,987,286	1.28	158,802	9.725	79.18	577	20.61	0.00
16.001 - 16.500	15	2,832,618	0.52	188,841	10.342	71.16	545	28.53	0.00
16.501 - 17.000	18	3,605,629	0.66	200,313	10.701	67.62	548	42.42	0.00
17.001 - 17.500	12	1,765,096	0.32	147,091	11.257	62.19	597	72.09	0.00
17.501 - 18.000	5	653,009	0.12	130,602	11.776	64.32	551	49.08	0.00
18.001 - 18.500	1	103,914	0.02	103,914	12.200	65.00	531	0.00	0.00
Total:	2,219	545,388,071	100.00	245,781	7.315	77.90	623	50.88	0.00

Distribution By Initial Cap
Initial Cap (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO
								% Full Doc Loan (S&P)	% 2nd Lien
1.000	1	458,490	0.08	458,490	8.175	80.00	596	0.00	0.00
2.000	1,614	383,775,627	70.37	237,779	7.323	76.88	624	53.96	0.00
3.000	604	161,153,954	29.55	266,811	7.293	80.31	622	43.67	0.00
Total:	2,219	545,388,071	100.00	245,781	7.315	77.90	623	50.88	0.00

Distribution By Periodic Cap
Periodic Cap (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO
								% Full Doc Loan (S&P)	% 2nd Lien
1.000	604	161,520,987	29.62	267,419	7.295	80.32	622	43.57	0.00
1.500	1,613	383,552,640	70.33	237,788	7.322	76.88	624	53.99	0.00
2.000	1	222,987	0.04	222,987	8.375	80.00	552	0.00	0.00
3.000	1	91,458	0.02	91,458	8.125	69.95	692	0.00	0.00
Total:	2,219	545,388,071	100.00	245,781	7.315	77.90	623	50.88	0.00

Swap Schedule I					Swap Schedule II

Period	Accrual Start	Accrual End	Notional Schedule ($)	Strike	Period	Accrual Start	Accrual End	Notional Schedule ($)	Strike
1	02/24/2006	03/25/2006	524,236,000	4.644	1	02/24/2006	03/25/2006	135,996,000	4.651
2	03/25/2006	04/25/2006	517,346,000	4.644	2	03/25/2006	04/25/2006	132,822,000	4.651
3	04/25/2006	05/25/2006	508,727,000	4.644	3	04/25/2006	05/25/2006	129,199,000	4.651
4	05/25/2006	06/25/2006	498,370,000	4.644	4	05/25/2006	06/25/2006	125,163,000	4.651
5	06/25/2006	07/25/2006	486,318,000	4.644	5	06/25/2006	07/25/2006	120,713,000	4.651
6	07/25/2006	08/25/2006	472,595,000	4.644	6	07/25/2006	08/25/2006	115,899,000	4.651
7	08/25/2006	09/25/2006	457,275,000	4.644	7	08/25/2006	09/25/2006	110,737,000	4.651
8	09/25/2006	10/25/2006	440,414,000	4.644	8	09/25/2006	10/25/2006	105,334,000	4.651
9	10/25/2006	11/25/2006	422,096,000	4.644	9	10/25/2006	11/25/2006	99,990,000	4.651
10	11/25/2006	12/25/2006	402,271,000	4.644	10	11/25/2006	12/25/2006	95,466,000	4.651
11	12/25/2006	01/25/2007	383,385,000	4.644	11	12/25/2006	01/25/2007	91,149,000	4.651
12	01/25/2007	02/25/2007	365,395,000	4.644	12	01/25/2007	02/25/2007	87,031,000	4.651
13	02/25/2007	03/25/2007	348,257,000	4.644	13	02/25/2007	03/25/2007	83,098,000	4.651
14	03/25/2007	04/25/2007	331,931,000	4.644	14	03/25/2007	04/25/2007	79,336,000	4.651
15	04/25/2007	05/25/2007	316,379,000	4.644	15	04/25/2007	05/25/2007	75,747,000	4.651
16	05/25/2007	06/25/2007	301,569,000	4.644	16	05/25/2007	06/25/2007	72,320,000	4.651
17	06/25/2007	07/25/2007	287,460,000	4.644	17	06/25/2007	07/25/2007	69,022,000	4.651
18	07/25/2007	08/25/2007	274,067,000	4.644	18	07/25/2007	08/25/2007	65,516,000	4.651
19	08/25/2007	09/25/2007	261,447,000	4.644	19	08/25/2007	09/25/2007	60,470,000	4.651
20	09/25/2007	10/25/2007	250,336,000	4.644	20	09/25/2007	10/25/2007	51,664,000	4.651
21	10/25/2007	11/25/2007	226,252,000	4.644	21	10/25/2007	11/25/2007	47,398,000	4.651
22	11/25/2007	12/25/2007	204,686,000	4.644	22	11/25/2007	12/25/2007	43,559,000	4.651
23	12/25/2007	01/25/2008	185,378,000	4.644	23	12/25/2007	01/25/2008	40,249,000	4.651
24	01/25/2008	02/25/2008	168,008,000	4.644	24	01/25/2008	02/25/2008	38,040,000	4.651
25	02/25/2008	03/25/2008	152,014,000	4.644	25	02/25/2008	03/25/2008	37,886,000	4.651
26	03/25/2008	04/25/2008	143,754,000	4.644	26	03/25/2008	04/25/2008	35,978,000	4.651
27	04/25/2008	05/25/2008	135,960,000	4.644	27	04/25/2008	05/25/2008	34,177,000	4.651
28	05/25/2008	06/25/2008	128,605,000	4.644	28	05/25/2008	06/25/2008	32,474,000	4.651
29	06/25/2008	07/25/2008	121,678,000	4.644	29	06/25/2008	07/25/2008	30,851,000	4.651
30	07/25/2008	08/25/2008	115,140,000	4.644	30	07/25/2008	08/25/2008	29,314,000	4.651
31	08/25/2008	09/25/2008	108,967,000	4.644	31	08/25/2008	09/25/2008	27,858,000	4.651
32	09/25/2008	10/25/2008	103,138,000	4.644
33	10/25/2008	11/25/2008	97,636,000	4.644
34	11/25/2008	12/25/2008	39,801,000	4.644
35	12/25/2008	01/25/2009	38,290,000	4.644
36	01/25/2009	02/25/2009	36,898,000	4.644
37	02/25/2009	03/25/2009	35,558,000	4.644
38	03/25/2009	04/25/2009	34,267,000	4.644
39	04/25/2009	05/25/2009	33,023,000	4.644
40	05/25/2009	06/25/2009	31,824,000	4.644
41	06/25/2009	07/25/2009	30,670,000	4.644
42	07/25/2009	08/25/2009	29,558,000	4.644
43	08/25/2009	09/25/2009	28,486,000	4.644

Interest Rate Cap Schedule

Period	Accrual Start	Accrual End	Cap Notional Schedule ($)	Low Strike (%)	High Strike (%)	Period	Accrual Start	Accrual End	Cap Notional Schedule ($)	Low Strike (%)	High Strike (%)
1	02/24/2006	03/25/2006	0	4.676	5.000	37	02/25/2009	03/25/2009	112,242,000	6.663	8.500
2	03/25/2006	04/25/2006	2,646,000	4.908	5.250	38	03/25/2009	04/25/2009	109,123,000	6.697	8.500
3	04/25/2006	05/25/2006	6,233,000	5.064	5.250	39	04/25/2009	05/25/2009	106,192,000	6.722	8.500
4	05/25/2006	06/25/2006	10,404,000	5.214	5.500	40	05/25/2009	06/25/2009	103,359,000	6.751	8.500
5	06/25/2006	07/25/2006	15,578,000	5.292	5.500	41	06/25/2009	07/25/2009	100,619,000	6.786	8.500
6	07/25/2006	08/25/2006	21,595,000	5.435	5.750	42	07/25/2009	08/25/2009	97,968,000	6.813	8.500
7	08/25/2006	09/25/2006	27,987,000	5.558	6.000	43	08/25/2009	09/25/2009	85,058,000	6.842	8.500
8	09/25/2006	10/25/2006	35,020,000	5.546	6.000
9	10/25/2006	11/25/2006	41,514,000	5.648	6.250
10	11/25/2006	12/25/2006	48,030,000	5.730	6.250
11	12/25/2006	01/25/2007	53,434,000	5.701	6.500
12	01/25/2007	02/25/2007	58,115,000	5.771	6.500
13	02/25/2007	03/25/2007	57,968,000	5.824	6.750
14	03/25/2007	04/25/2007	61,640,000	5.797	6.750
15	04/25/2007	05/25/2007	64,640,000	5.845	6.750
16	05/25/2007	06/25/2007	65,415,000	5.889	7.000
17	06/25/2007	07/25/2007	63,854,000	5.909	7.000
18	07/25/2007	08/25/2007	57,849,000	5.954	7.000
19	08/25/2007	09/25/2007	48,038,000	5.999	7.250
20	09/25/2007	10/25/2007	48,459,000	6.024	7.250
21	10/25/2007	11/25/2007	58,420,000	6.060	7.250
22	11/25/2007	12/25/2007	66,464,000	6.098	7.500
23	12/25/2007	01/25/2008	72,709,000	6.148	7.500
24	01/25/2008	02/25/2008	76,886,000	6.183	7.500
25	02/25/2008	03/25/2008	72,076,000	6.216	7.750
26	03/25/2008	04/25/2008	69,223,000	6.248	7.750
27	04/25/2008	05/25/2008	66,831,000	6.274	7.750
28	05/25/2008	06/25/2008	65,284,000	6.311	8.000
29	06/25/2008	07/25/2008	66,535,000	6.363	8.000
30	07/25/2008	08/25/2008	67,587,000	6.391	8.000
31	08/25/2008	09/25/2008	55,007,000	6.428	8.000
32	09/25/2008	10/25/2008	82,569,000	6.476	8.250
33	10/25/2008	11/25/2008	82,175,000	6.509	8.250
34	11/25/2008	12/25/2008	134,335,000	6.545	8.250
35	12/25/2008	01/25/2009	130,384,000	6.603	8.250
36	01/25/2009	02/25/2009	126,524,000	6.635	8.500

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

Asset Backed Finance
Jay Lown	212-713-3670
Michael Leung	212-713-8661
Glenn McIntyre	212-713-3180
Adrian Wu	212-713-3153
Vadim Khoper	212-713-3818
Jennie Tom	212-713-4701
Elizabeth Szondy	212-713-6263

ABS Trading & Syndicate
Jack McCleary	212-713-4330
Richard Onkey	212-713-4002
Stuart Lippman	212-713-2946
Joe Ruttle	212-713-2252

Rating Agency Contacts

Standard & Poor’s
Taraneh Moayed
taraneh_moayed@standardandpoors.com	212-438-1804

Danielle Stumberger
Danielle_Stumberger@standardandpoors.com	212-438-3514

Moody’s
Todd Swanson	415-274-1714
todd.swanson@moodys.com